UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CLEVELAND-CLIFFS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO OUR SHAREHOLDERS

April 2, 2025
Dear Fellow Cleveland-Cliffs Shareholders:
2024 was one of the most challenging years in memory for the domestic steel market. Undeterred by these market-driven challenges, Cleveland-Cliffs remained focused on operational and strategic excellence. While steel demand in 2024 hit the lowest point since 2010 (excluding COVID-19 impacted 2020), we prepared our business and our workforce for the exciting opportunities we see ahead of us, in 2025 and beyond.
Employee safety remains paramount for us, and 2024 marked our safest year since becoming a steel company. Thanks to the hard work of our 30,000 employees and strong partnerships with our unions, we achieved in 2024 our lowest ever Total Recordable Incident Rate of 0.9. This number is now the new benchmark in the steel industry.
Our most transformational event of 2024 was the acquisition of Stelco, the largest Canadian steel company and the lowest-cost flat-rolled steel producer on the continent. As we have done a couple times before, we used the same battle tested playbook and, once again, proved that M&A is for the ones that can actually close the deals they announce, like Cliffs always does. The Stelco transaction was executed flawlessly, with strong support from the United Steelworkers (USW), and spending less than four months on the entire process, from approaching the target to closing the deal. Through this acquisition, we further diversified our customer base, expanded our presence in Canada, strengthened our commitment to integrated steelmaking, and reinforced our dedication to good-paying union jobs. Also, we have full conviction that we will over-deliver on synergies.
Among the growth projects announced in 2024, our $150 million total investment in a state-of-the-art transformer production plant in Weirton, West Virginia stands out as a game changer. With a significant portion of $50 million co-investment coming from the West Virginia Economic Development Authority, Cliffs is entering the high growth and undersupplied electrical transformer market, with Made in USA state-of-the-art transformers. Upon start up in early 2026, we will be creating 600 good-paying middle class jobs, providing reemployment opportunities for former Cliffs employees residing in West Virginia and Ohio displaced by illegally dumped imports of tinplate from foreign countries, such as Germany and Japan. We will also be boosting demand for our grain-oriented electrical steel (GOES), produced in-house by Cliffs in Butler, Pennsylvania.
As we embark in a new era of domestic manufacturing and industrial excellence in the United States, concrete signs of improvement in steel demand are already visible in 2025. Supported by President Donald Trump’s America-First agenda and steel tariffs to level the playing field against perpetrators of unfair trade practices, we fully expect that 2025 will be the first of a number of good years ahead of us.
To our shareholders, thank you for your trust and confidence.
Sincerely,
Lourenco Goncalves
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 15, 2025
11:30 a.m. EDT
Online at www.virtualshareholdermeeting.com/CLF2025
To the Shareholders of Cleveland-Cliffs Inc.:
The 2025 Annual Meeting of Shareholders of Cleveland-Cliffs Inc. will be held in a virtual meeting format via live audio webcast on the Internet at www.virtualshareholdermeeting.com/CLF2025, at 11:30 a.m. EDT, on Thursday, May 15, 2025, for the following purposes:
1.To elect as directors the ten candidates nominated by the Board of Directors to act until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
2.To approve, on an advisory basis, our named executive officers’ compensation;
3.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2025 fiscal year; and
4.To transact such other business, if any, as may properly come before the 2025 Annual Meeting or any adjournment thereof.
In order to vote on the matters brought before the 2025 Annual Meeting, you may vote via the Internet, vote by telephone, complete and mail the proxy card, or vote online during the 2025 Annual Meeting, as explained on the proxy card. To participate in the 2025 Annual Meeting at www.virtualshareholdermeeting.com/CLF2025, you must enter the 16-digit control number found on your proxy card or your voting instruction form. You do not need to attend the virtual meeting in order to vote your shares.
Holders of record of our common shares at the close of business on March 17, 2025, are entitled to notice of, and to vote at, the 2025 Annual Meeting or any adjournments thereof.
By Order of the Board of Directors,
James D. Graham
Executive Vice President, Chief Legal and Administrative Officer & Secretary
April 2, 2025
Cleveland, Ohio

YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY INTERNET, BY TELEPHONE, BY MAILING THE ENCLOSED PROXY CARD, OR BY VOTING ONLINE DURING THE 2025 ANNUAL MEETING.
The proxy statement and Cliffs’ Annual Report for the 2024 fiscal year are available at www.proxyvote.com. These materials also are available on Cliffs’ website at www.clevelandcliffs.com under “Investors.” If your shares are not registered in your own name, please follow the voting instructions from your bank, broker, nominee or other shareholder of record to vote your shares.

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information. Throughout this proxy statement, Cleveland-Cliffs Inc. is referred to as “Cleveland-Cliffs,” “Cliffs,” “the Company,” “we,” “us,” “our” and similar expressions. References in this proxy statement to “$” is to United States currency, unless otherwise stated.

2025 ANNUAL MEETING OF SHAREHOLDERS	(PAGE 6)

DATE AND TIME:	Thursday, May 15, 2025, at 11:30 a.m. EDT
PLACE:	Online at www.virtualshareholdermeeting.com/CLF2025
RECORD DATE:	March 17, 2025
VOTING:
Shareholders of record are entitled to vote by Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by completing and returning the enclosed proxy card by mail; or by voting online during the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) at www.virtualshareholdermeeting.com/CLF2025 (beneficial holders must obtain a legal proxy from their broker, bank, nominee or other shareholder of record granting the right to vote).

PROXY MATERIALS:	This proxy statement, the accompanying proxy card and our 2024 Annual Report will be made available on or about April 2, 2025, to shareholders of record as of March 17, 2025.

ATTENDANCE AND PARTICIPATION AT THE 2025 ANNUAL MEETING

Our virtual 2025 Annual Meeting will be conducted on the Internet via live audio webcast. Shareholders will be able to participate online and submit questions in advance of the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/CLF2025, beginning at 11:00 a.m. EDT on May 15, 2025. Shareholders will be able to vote their shares electronically during the 2025 Annual Meeting.
To participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your proxy card or your voting instruction form. The 2025 Annual Meeting will begin promptly at 11:30 a.m. EDT. We encourage you to access the 2025 Annual Meeting prior to the start time. Online access will begin at 11:00 a.m. EDT. Guests may listen to a live audio webcast of the virtual 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/CLF2025, but guests are not entitled to participate.
The virtual 2025 Annual Meeting platform is fully supported across browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and smartphones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the 2025 Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the 2025 Annual Meeting. To ensure your shares are properly represented, please vote your proxy promptly even if you plan to join the 2025 Annual Meeting.
QUESTIONS
At the conclusion of the 2025 Annual Meeting, Lourenco Goncalves, our Chairman, President and Chief Executive Officer (“CEO”), will be available to answer questions submitted by shareholders. Shareholders may submit questions for the 2025 Annual Meeting after logging in, beginning at 11:00 a.m. EDT on May 15, 2025. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CLF2025, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the 2025 Annual Meeting. We will answer as many shareholder-submitted questions as time permits.
Additional information regarding the ability of shareholders to ask questions during the 2025 Annual Meeting, related rules of conduct and other materials for the 2025 Annual Meeting will be available at www.virtualshareholdermeeting.com/CLF2025.
TECHNICAL DIFFICULTIES
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/CLF2025 beginning at 11:00 a.m. EDT on May 15, 2025, through the conclusion of the 2025 Annual Meeting.

1 | CLF 2025 PROXY STATEMENT

VOTING MATTERS		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (for more detail)

Proposal 1	Election of Directors	FOR ALL Director Nominees	20
Proposal 2	Approval, on an Advisory Basis, of Our Named Executive Officers’ Compensation (“Say-on-Pay”)	FOR	63
Proposal 3	Ratification of Independent Registered Public Accounting Firm	FOR	65

DIRECTOR NOMINEES RECOMMENDED BY THE BOARD				(PAGE 22)

NAME	AGE	DIRECTOR SINCE	POSITION	COMMITTEE MEMBERSHIPS (1)
Lourenco Goncalves	67	2014	Chairman of the Board, President and Chief Executive Officer	Strategy and Sustainability*
Douglas C. Taylor	60	2014	Lead Director	Compensation* Strategy and Sustainability
John T. Baldwin	68	2014	Director	Audit* Compensation
Ron A. Bloom	70	2024	Director	Governance Strategy and Sustainability
Jane M. Cronin	57	2025	Director	Audit
Susan M. Green	65	2007	Director	Governance
Ralph S. Michael, III	70	2020	Director	Governance* Compensation
Ben Oren	45	2024	Director	Audit
Gabriel Stoliar	71	2014	Director	Strategy and Sustainability
Arlene M. Yocum	67	2020	Director	Audit Strategy and Sustainability
 * Committee chair
(1)Full committee names are: Audit – Audit Committee; Compensation – Compensation and Organization Committee; Governance – Governance and Nominating Committee; and Strategy and Sustainability – Strategy and Sustainability Committee.

SHAREHOLDER ENGAGEMENT (summary)	(PAGE 31)

We maintain open and proactive communications with the investment community. During 2024 and early 2025, we reached out to our top 25 shareholders, representing over 45% of our outstanding common shares (approximately 65% of the votes cast at our 2024 Annual Meeting of Shareholders), to solicit their perspectives on our compensation program, financial performance, corporate governance, sustainability and other topics. We also made our independent Lead Director available for these meetings. The feedback received from our outreach efforts is shared with and considered by our Board of Directors (the “Board”), and our engagement activities have generated valuable input that helps inform our decisions and strategy, when appropriate. See the sub-section entitled “Shareholder Engagement” in the Compensation Discussion and Analysis (“CD&A”) section for more details as to what we heard from our recent engagement activities and how we responded to that feedback.
2 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES	(PAGE 33)

Our guiding executive compensation principles, as established by the Compensation Committee for 2024, were as follows:
1.Align short-term and long-term incentives with results delivered to shareholders;
2.Be transparent, helping to ensure that executives and shareholders understand our executive compensation programs, including the objectives, mechanics, compensation levels and opportunities provided;
3.Design an incentive plan that focuses on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative total shareholder return, measured by share price appreciation plus dividends, if any) and performance against other key objectives tied to our business strategy (including safety);
4.Provide competitive fixed compensation elements over the short term (base salary) and long term (equity and retirement benefits) to encourage long-term retention of our key executives; and
5.Continue to structure programs to align with corporate governance best practices, such as not providing “gross-ups” related to change in control payments, using “double-trigger” vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and maintaining a clawback policy related to incentive compensation for our executive officers.

2024 EXECUTIVE COMPENSATION SUMMARY	(PAGE 49)

The numbers in the following table showing the 2024 compensation of our named executive officers (the “NEOs”) were determined in the same manner as the numbers in the corresponding columns in the 2024 Summary Compensation Table (the “SCT”) (provided later in this proxy statement); however, they do not include information regarding changes in pension value and non-qualified deferred compensation earnings and information regarding all other compensation, each as required to be presented in the SCT under the rules of the U.S. Securities and Exchange Commission (the “SEC”). As such, this table should not be viewed as a substitute for the SCT.

NAME	PRINCIPAL POSITION	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	TOTAL ($)
Lourenco Goncalves	Chairman, President and Chief Executive Officer	2,201,000	—	11,469,565	—	880,400	14,550,965
Celso L. Goncalves Jr.	Executive Vice President, Chief Financial Officer	850,000	—	3,322,043	—	204,000	4,376,043
Clifford T. Smith	Executive Vice President, Chief Operating Officer	893,000	—	3,490,106	—	214,320	4,597,426
Keith A. Koci	Executive Vice President & President, Cleveland-Cliffs Services	738,000	—	2,884,320	—	177,120	3,799,440
James D. Graham	Executive Vice President, Chief Legal and Administrative Officer & Secretary	720,000	—	2,501,338	—	144,000	3,365,338

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	(PAGE 65)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to our operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors and uncertainties include, but are not limited to, the factors, risks and uncertainties described in Part I., Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, and those described from time to time in our future reports filed with the SEC. Except to the extent required by law, we do not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made. Forward-looking and other statements in this proxy statement regarding our greenhouse gas (“GHG”) reduction plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking GHG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future.
3 | CLF 2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.    What proposals are to be presented at the 2025 Annual Meeting?
The purpose of the 2025 Annual Meeting is to: (1) elect the ten directors nominated by the Board in this proxy statement; (2) approve, on an advisory basis, our NEOs’ compensation; (3) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2025 fiscal year; and (4) conduct such other business as may properly come before the 2025 Annual Meeting.
2.    What is the difference between a “shareholder of record” and a “beneficial owner”?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Broadridge, our transfer agent, then you are the registered holder, or “shareholder of record." If your shares are held through a bank, broker, nominee or other shareholder of record, then you are considered the “beneficial owner” of those shares.
3.    How does the Board recommend that I vote?
The Board unanimously recommends that you vote:
•FOR ALL of the ten individuals nominated by the Board for election as directors;
•FOR the approval, on an advisory basis, of our NEOs’ compensation; and
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2025 fiscal year.
4.    Who is entitled to vote at the 2025 Annual Meeting?
The record date for the 2025 Annual Meeting is March 17, 2025 (the “Record Date”). On the Record Date, we had outstanding 494,485,270 common shares, $0.125 par value per share. All common shareholders of record as of the Record Date are entitled to vote at the 2025 Annual Meeting. In this proxy statement, we refer to our common shares as our "shares" and the holders of such shares as our "shareholders."
5.    How do I vote?
You may vote using any of the following methods:
Shareholders of Record. If your shares are registered in your name, you may vote online during the virtual 2025 Annual Meeting at www.virtualshareholdermeeting.com/CLF2025 or you may vote by proxy. If you decide to vote by proxy, you may do so over the Internet, by telephone or by mail.
•Over the Internet. After reading the proxy materials and with your proxy card in front of you, you may use a computer to access the website www.proxyvote.com. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.
•By telephone. After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number appearing on the proxy card, using a touch-tone telephone. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.
•By mail. If you received a paper copy of the proxy card by mail, after reading the proxy materials, you may mark, sign and date your proxy card and return it in the prepaid and addressed envelope provided.
The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to submit voting instructions and confirm that those instructions have been recorded properly.
Shares Held by Bank, Broker, Nominee or Other Shareholder of Record. If your shares are held by a bank, broker, nominee or other shareholder of record, that entity will provide you with separate voting instructions. All nominee share interests may view the proxy materials using the link www.proxyvote.com.
If your shares are held in the name of a brokerage firm, your shares may be voted on certain proposals presented at the 2025 Annual Meeting even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under applicable rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from
4 | CLF 2025 PROXY STATEMENT

QUESTIONS & ANSWERS
the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” The ratification of Deloitte & Touche LLP as our registered independent public accounting firm is considered a routine matter for which a brokerage firm that holds your shares may vote your shares without your instructions. The election of directors and the approval, on an advisory basis, of our NEOs' compensation are not considered routine matters, and, therefore, a brokerage firm that holds your shares may not vote your shares for such proposals without your instructions.
6.     What can I do if I change my mind after I vote?
You may revoke your proxy at any time before the polls are closed for voting at the 2025 Annual Meeting by: (i) executing and submitting a revised proxy bearing a later date; (ii) providing a written revocation to the Secretary of Cliffs; or (iii) voting online during the virtual 2025 Annual Meeting at www.virtualshareholdermeeting.com/CLF2025. If you do not hold your shares directly, you should follow the instructions provided by your bank, broker, nominee or other shareholder of record to revoke your previously voted proxy.
7.     What vote is required to approve each proposal?
With respect to Proposal 1, the nominees receiving a plurality vote of the shares will be elected. However, under our majority voting policy contained in our Board-adopted Corporate Governance Guidelines, in an uncontested election, any director-nominee that is elected by a plurality vote but fails to receive a majority of the votes cast (excluding abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance Committee and the Board.
With respect to Proposal 2, approval, on an advisory basis, of our NEOs’ compensation requires the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2025 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 3, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2025 fiscal year will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2025 Annual Meeting and entitled to vote on the proposal.
8.     Can I attend the 2025 Annual Meeting in person?
The 2025 Annual Meeting will be held exclusively online, with no option to attend in person. If you plan to attend the 2025 Annual Meeting virtually, you will need to visit www.virtualshareholdermeeting.com/CLF2025 and use your 16-digit control number to log into the meeting. If you do not have a 16-digit control number, you may still attend the virtual 2025 Annual Meeting as a guest in listen-only mode. We encourage shareholders to log into the website and access the webcast early, beginning approximately 30 minutes before the 11:30 a.m. EDT start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/CLF2025.
5 | CLF 2025 PROXY STATEMENT

MEETING INFORMATION

The accompanying proxy is solicited by the Board for use at the 2025 Annual Meeting and any adjournments or postponements thereof. This proxy statement, the accompanying proxy card, and our 2024 Annual Report will be made available on or about April 2, 2025, to our shareholders of record as of the Record Date.
PROXY MATERIALS
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with rules adopted by the SEC, we are using the Internet as our primary means of furnishing proxy materials to our shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials.
We will instead send our shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone, also known as Notice and Access. The notice also provides information on how shareholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our shareholders can access these materials.
On or about April 2, 2025, we will mail to each shareholder of record as of the Record Date (other than those shareholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this proxy statement and the 2024 Annual Report, on the Internet and how to access a proxy card to vote via the Internet or by telephone.
The close of business on March 17, 2025, has been fixed as the Record Date for the 2025 Annual Meeting, and only shareholders of record at that time will be entitled to vote.
The Notice of Internet Availability of Proxy Materials will contain a 16-digit control number that shareholders will need to access the proxy materials, to request paper or electronic copies of the proxy materials, and to vote their shares via the Internet or by telephone.
HOUSEHOLDING
We are permitted to send a single copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials (if paper delivery was previously requested) to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs and reduce our environmental impact by printing fewer paper copies. If you are the beneficial owner, but not the record holder, of Cliffs shares, your bank, broker, nominee or other shareholder of record may only deliver one copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials and, as applicable, any other proxy materials that are made available until such time as you or other shareholders sharing your address notify your nominee that you wish to receive separate copies. Beneficial owners sharing an address who are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or sets of proxy materials and who wish to receive a single copy or set in the future will need to contact their bank, broker, nominee or other shareholder of record. A shareholder who wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials, or shareholders who share the same address that are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or sets of proxy materials and who wish to receive a single copy or set, either now or in the future, may submit this request by writing to our Secretary at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, or by calling our Investor Relations department at (800) 214-0739, and it will be delivered promptly.
PROXY SOLICITATION
We will bear the cost of solicitation of proxies. We have engaged Okapi Partners LLC to assist in the solicitation of proxies for fees and disbursements not expected to exceed approximately $65,000 in the aggregate. In addition, employees and representatives of the Company may solicit proxies, and we will request that banks and brokers or other similar agents or fiduciaries transmit the proxy materials to beneficial owners for their voting instructions, and we will reimburse them for their expenses in so doing.
VOTING RIGHTS
Shareholders of record on the Record Date are entitled to vote at the 2025 Annual Meeting. On the Record Date, there were outstanding 494,485,270 common shares entitled to vote at the 2025 Annual Meeting. A majority of the common shares entitled to vote must be represented at the 2025 Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. Each outstanding share is entitled to one vote in connection with each item to be acted upon at the 2025 Annual Meeting. You may submit a proxy by electronic transmission via the Internet, by telephone or by mail, as explained on your proxy card.
6 | CLF 2025 PROXY STATEMENT

MEETING INFORMATION
VOTING OF PROXIES
The common shares represented by properly authorized proxies will be voted as specified. It is intended that the shares represented by properly authorized proxies on which no specification has been made will be voted: (1) FOR ALL of the ten director nominees named herein or such substitute nominees as the Board may designate; (2) FOR the approval, on an advisory basis, of our NEOs' compensation; (3) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2025 fiscal year; and (4) at the discretion of the persons named as proxies on all other matters that may properly come before the 2025 Annual Meeting.
CUMULATIVE VOTING FOR ELECTION OF DIRECTORS
If notice in writing shall be given by any shareholder to the President, an Executive Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the 2025 Annual Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the 2025 Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as such shareholder possesses at such election. Under cumulative voting, a shareholder may cast for any one nominee as many votes as shall equal the number of directors to be elected, multiplied by the number of such shareholder's shares. All such votes may be cast for a single nominee or may be distributed among any two or more nominees as such shareholder may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of the Board’s nominees as is possible.
COUNTING VOTES
The results of shareholder voting will be tabulated by the inspector of elections appointed for the 2025 Annual Meeting. We intend to treat properly authorized proxies as “present” for purposes of determining whether a quorum has been achieved at the 2025 Annual Meeting. Abstentions and broker non-votes will also be counted for purposes of determining whether a quorum is present.
Abstentions and broker non-votes will have no effect with respect to the election of directors. Abstentions will have the effect of votes against, and broker non-votes will have no effect with respect to, the advisory vote regarding the compensation of our NEOs. Abstentions will have the effect of votes against the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter and, as a result, we do not expect to have broker non-votes with respect to this proposal.
7 | CLF 2025 PROXY STATEMENT

SUSTAINABILITY

2024 SUSTAINABILITY HIGHLIGHTS

0.9 Total Recordable Incident Rate (including contractors)	Our integrated mill GHG emissions intensity is 27% below the global average	~90% Union membership (hourly workforce)

•B score for CDP Climate and Water Security	Cleveland-Cliffs’ Core Values are at the heart of everything we do.

100% of our steel contains recycled steel scrap		$5.8 million donated to communities by Cleveland-Cliffs and the Foundation

OUR COMMITMENT TO SUSTAINABILITY
We produce the highest qualities of steel while advocating for what is best practice in our industry – balancing economic, social and environmental goals to ensure our business meets the needs of the present without compromising the future. Steel represents the reliability and resilience in how we conduct our business and create value for the long term. Our workforce drives our success, and we are proud to partner with labor unions. We invest in our host communities by fostering two-way dialogue and identifying tangible ways to give back. We strive to manage environmental impacts, reduce our GHG emissions and evaluate opportunities to further decarbonize our operations for the long term. Sustainability metrics and data discussed in this proxy statement do not include the acquired Stelco Holdings Inc. (“Stelco”) business unless otherwise noted.
STEEL FOR A SUSTAINABLE SOCIETY
Steel is the backbone of modern life and a catalyst for a robust and sustainable economy. As a vertically integrated iron and steel company proudly manufacturing in the United States and Canada, we are uniquely positioned to meet customer needs. We prioritize efficient use of raw materials, as we internally produce much of the feedstocks we use in North America. Our high-quality ferrous raw materials, including iron ore pellets, hot briquetted iron (“HBI”) and prime scrap, enable us to produce our high-quality grades and specialty steel products sustainably and consistently. We produce 100% of our steel from basic oxygen furnace (“BOF”) and electric arc furnace (“EAF”) mills with recycled content, and following its end use, that same steel can be recycled in some form. We produce steel in North America that serves to reduce vehicle weight while enhancing safety, improving fuel efficiency and reducing vehicle emissions. We are a leading producer of electrical steels in the U.S., which are needed to strengthen grid reliability and security. We manufacture carbon and high-strength low-alloy steel plates, and high-performance specialty and alloy steels, including for defense applications such as military armor and U.S. Navy alloy steels.
HEALTH AND SAFETY
Safe production is our primary Core Value, as we continue to reinforce a zero-injury culture at our facilities. We constantly monitor our safety performance and make continuous improvements to effect change. Best practices and incident learnings are shared regularly throughout the Company to ensure each facility can administer the most effective policies and procedures for enhanced workplace safety. We discuss our safety programs and performance with our Board at each meeting. Progress is accomplished through a focus on proactive sustainable safety initiatives, and results are measured against established industry and Company benchmarks, including our Company-wide Total Recordable Incident Rate. During 2024, our Total Recordable Incident Rate (including contractors) was 0.9 per 200,000 hours worked – a 26% improvement from the prior year’s performance. In 2024, several of our operations received industry high honors for safety performance.
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SUSTAINABILITY
ENVIRONMENTAL AND SUSTAINABILITY MANAGEMENT
Our sustainability program focuses on initiatives that enhance the resilience and success of our overall business strategy. Sustainability efforts are overseen at the highest levels of our corporate governance structure through our Board’s Strategy and Sustainability Committee, which is led by our Chairman, President and CEO. Along with reviewing our strategic opportunities and projects, this committee oversees implementation of our sustainability initiatives, which includes review of major environmental, social and governance (“ESG”) risks and opportunities. As part of our executive leadership, our Executive Vice President, Environmental & Sustainability champions our sustainability programs and oversees our environmental affairs program. We work to ensure compliance with environmental permits and applicable regulatory requirements and maintain a high certification rate for ISO 14001 standards at 100% of our steelmaking facilities. We also invest capital in environmental projects to maintain our social license to operate, continuously strive to employ best available technologies and reflect a positive reputation in our local communities.
In 2023, we set a goal to reduce consumption of purchased city municipal water by 25% over the next 10 years from a 2022 baseline. We are focused on improving water use efficiency, increasing our use of recycled water and reducing potential impacts on local water utility infrastructure. We seek ways to reduce generation and disposal of non-hazardous and hazardous wastes and have a goal to reduce waste disposal by 10% over 10 years from a 2022 baseline. Our facilities are subject to strict governmental permitting processes for construction and mining activities that can involve ecological assessments and wetland delineation and include biodiversity elements. Our commitment to environmental stewardship extends beyond the boundaries of our operating facilities. We partner in projects that improve the surrounding community and environment, such as our partnership with the National Fish and Wildlife Foundation as further described in our sustainability report.
We continue to participate in various programs sponsored by the U.S. Department of Energy (“DOE”). In 2024, we announced that two of our growth projects were selected for up to $575 million in total funding from the DOE. This includes up to $500 million for a hydrogen-ready flex-fuel direct reduced iron plant and two electric melting furnaces at our Middletown Works in Ohio, and up to $75 million for an electrified induction reheat furnace upgrade at our Butler Works in Pennsylvania. These projects are expected to create efficiencies that meaningfully drive down operating costs while securing and growing union jobs and reducing GHG emissions. Also during 2024, the DOE awarded funding to multiple hydrogen hubs, and we have expressed interest in offtaking hydrogen from hubs near our operations. In early 2024, we commissioned a pipeline and successfully completed hydrogen injection trials at our Indiana Harbor blast furnace #7 with the aim of enabling us to utilize hydrogen. Following these trials, #7 is ready when hydrogen becomes commercially viable. This followed an initial trial of hydrogen at our blast furnace in Middletown earlier in 2023. With these trials, we were the first steel producer to conduct full-scale trials of hydrogen gas as a reducing agent in blast furnaces in the Americas region.
CLIMATE AND GREENHOUSE GAS EMISSIONS
Cliffs’ focus on long-term GHG emissions performance continued in 2024 while we laid the groundwork for our future decarbonization strategy and potential initiatives that are practical, impactful and aligned with our overall business strategy.
In May 2024, we announced our commitment to achieve new GHG emissions reduction targets after we successfully achieved our prior commitment set in 2021 to reduce Scope 1 (direct emissions) and Scope 2 (indirect emissions from purchased electricity or other forms of energy) GHG emissions by 25% by 2030, relative to 2017 levels, well ahead of our 2030 target year. Our new goals set forth below, relative to 2023 levels, are supported by ongoing and planned or potential technological developments with respect to our iron and steelmaking practices:
▪A target to reduce Scope 1 and 2 GHG emissions intensity per metric ton of crude steel by 30% by 2035;
▪A target to reduce material upstream Scope 3 GHG emissions intensity per metric ton of crude steel by 20% by 2035; and
▪A long-term target aligned with the Paris Agreement’s 1.5 degrees Celsius scenario to reduce Scope 1, 2 and material upstream 3 GHG emissions intensity per metric ton of crude steel to near net zero by 2050, enabled by future potential technology developments.
Throughout 2024, we engaged with partners for our future decarbonization strategy, including supporting research and development of lower carbon iron and steelmaking technologies and products to help reduce emissions across our society.
Energy efficiency is a key component of our sustainability strategy. We set a goal to reduce Company-wide energy intensity by 10% over ten years. The iron and steelmaking process requires large amounts of energy to produce the advanced and high-quality grades of steel our customers demand. We pursue projects and initiatives to reduce our energy consumption and enhance business competitiveness, which in turn support progress toward our energy and GHG emissions reduction goals. We continue to participate in the DOE’s Better Plants Program and Better Climate Challenge. Throughout 2024, the team focused on identifying opportunities that were low-cost or no-cost ways to improve energy efficiency at our operating facilities, which are anticipated to save approximately 160 million kWh worth of energy annually, which under U.S. Environmental Protection Agency guidance is equivalent to the annual energy consumption of over 15,500 homes.
We track and report annually our GHG emissions in our sustainability report, as well as to regulatory agencies and third-party sustainability ratings platforms. In 2024, we provided our responses to CDP’s (f/k/a Carbon Disclosure Project) annual Climate
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SUSTAINABILITY
and Water Security questionnaires. For the past five years, we have maintained a ‘B’ score with CDP for our Climate disclosure. Additionally, we maintained a ‘B’ score with CDP for our Water Security disclosure. The below charts demonstrate the year-over-year trend of GHG emissions performance of our integrated steel mills, EAF specialty steel mills, and Company-wide mining, iron, steel and downstream facilities, over the last three years.
Cliffs’ Scope 1 and 2 GHG Emissions Intensity

Average Emissions Intensity
Integrated Mills
1.60
1.54
1.58
2022
2023
2024
metric tons CO_2e/metric ton crude steel

Average Emissions Intensity
EAF Specialty Mills
1.04
1.04
1.08
2022
2023
2024
metric tons CO_2e/metric ton crude steel

Consolidated Mining, Iron, Steel, and Downstream Emissions Intensity
1.97
1.89
1.94
2022
2023
2024
metric tons CO2e/metric ton crude steel

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SUSTAINABILITY
A pervasive myth in the steel industry is that the United States is lagging other regions when it comes to GHG emissions. When compared to the global average emissions intensity of integrated steel mills, meaning those utilizing blast furnaces and basic oxygen furnaces, our Scope 1 and 2 GHG emissions intensity is 27% lower.

2024 Average Emissions Intensity of Cliffs' Integrated Mills is 27% Lower than Global Average Integrated Mills (Scope 1 & 2)

2.7
India
2.2
2.2
Japan
2.1
Global
Avg.
1.9
China
1.6
Europe
CLIFFS
metric tons CO_2e/metric ton crude steel

Source: CRU as of 2/13/25

HUMAN CAPITAL DEVELOPMENT
Recruiting, developing and retaining top talent is critical to our success and sustainability. We are committed to creating an inclusive work environment that promotes respect for all of our co-workers and reflects the diversity of the communities in which we operate. Approximately 90% of our hourly workforce, including our Stelco locations, are represented by one of three prominent labor unions: the United Steelworkers (“USW”), the United Auto Workers, and the International Association of Machinists. The hardworking union-represented men and women of Cliffs are the lifeblood of our Company, and we value our collaborative partnerships with these prominent unions. We offer our employees the opportunity to continuously improve their own skill sets through a robust offering of training programs. One example is our Skilled Craft and Apprenticeship Training programs, which saw more than 900 employees complete relevant technical training and upskilling coursework during 2024. We provide our employees with competitive salaries, incentive-based bonus programs that provide above-market compensation opportunities when our Company performs well to attract, motivate, reward and retain high-performing employees. Additional information regarding our human capital development can be found in our sustainability report.
COMMUNITY ENGAGEMENT AND CHARITABLE GIVING
Throughout 2024, we maintained our engagement efforts within Cliffs’ host communities to build meaningful relationships with local stakeholders. We amplified our volunteerism by organizing more than 100 volunteer opportunities, making it easy for employees to give back to causes most important to them. In addition, collections were hosted to support food drives, school supply drives, holiday gift drives, hurricane relief and more. Since 2021, more than $3 million has been awarded from The Cleveland-Cliffs Foundation (the “Foundation”) to organizations addressing the issue of food insecurity in the communities where we operate. We have a dedicated team managing inquiries for our operations through our Community Inquiry Program, which continues to serve as an important tool for facilitating dialogue with stakeholders. In 2024, Cleveland-Cliffs donated approximately $5.8 million to our local communities, including the Foundation matching nearly $450,000 in employee donations.
References to our sustainability reports and the contents thereof do not constitute incorporation by reference of the information contained in our sustainability reports, and such information is not part of this proxy statement.
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BOARD LEADERSHIP STRUCTURE
The Chairman of the Board is Lourenco Goncalves, who is also our President and CEO. Pursuant to our Corporate Governance Guidelines, when the positions of Board Chair and CEO are held by one individual, or if the Board Chair is a Cliffs executive, then the Governance Committee recommends to the Board a Lead Director. Douglas C. Taylor currently serves as our Lead Director. The Board believes that this leadership structure is the optimal structure to guide our Company and to maintain the focus to achieve our business goals and represents our shareholders' best interests.
Under this leadership structure, Mr. Goncalves, as Chairman, is responsible for overseeing and facilitating communications between our management and the Board, for setting the meeting schedules and agendas, and for leading discussions during Board meetings. In his combined role, Mr. Goncalves has the benefit of Cliffs personnel to help with extensive meeting preparation, responsibility for the process of recordkeeping of all Board deliberations, and the benefit of direct daily contact with management and the internal audit department. The Chairman works closely with the Lead Director in setting meeting agendas and in ensuring that essential information is communicated effectively to the Board.
The Lead Director’s responsibilities include: chairing executive session meetings of the independent directors; leading the Board’s processes for evaluating the CEO; presiding at all meetings of the Board at which the Chairman is not present; serving as a liaison between the Chairman and the independent directors; and meeting separately at least annually with each director.
This leadership structure provides our Chairman with the readily available resources to manage the affairs of the Board while allowing our Lead Director to provide effective and timely advice and guidance. Our governance process is based on our Corporate Governance Guidelines, which are available on our website at www.clevelandcliffs.com under “Investors” then “Governance” and then “Governance Documents”.
In accordance with the corporate governance listing standards of the New York Stock Exchange (the “NYSE”), our non-management directors meet at regularly scheduled executive sessions without management present. These meetings take place at least quarterly.
BOARD’S ROLE IN RISK OVERSIGHT
The Board as a whole oversees our enterprise risk management (“ERM”) process. The Board executes its risk oversight role in a variety of ways. The full Board regularly discusses the key strategic risks facing Cliffs.
The Board delegates oversight responsibility for certain areas of risk to its committees. Generally, each committee oversees risks that are associated with the purpose of and responsibilities delegated to that committee. For example, the Audit Committee oversees risks related to accounting and financial reporting, as well as information security risks. In addition, pursuant to its charter, the Audit Committee periodically reviews our ERM process. The Compensation Committee monitors risks related to development and succession planning for the CEO and other executive officers, as well as compensation and related policies and programs for executive and non-executive officers and management. The Governance Committee handles risks with respect to Board composition, membership and structure, and corporate governance matters. The Strategy and Sustainability Committee oversees, advises on, and monitors risks and opportunities relating to our strategic planning activities and ESG matters, including sustainability goals and initiatives, climate-related risks and decarbonization opportunities. As appropriate, the respective committees’ Chairpersons provide reports to the full Board.
Management is responsible for the day-to-day management of our risks. The ERM process includes the involvement of management in the identification, assessment, mitigation and monitoring of a wide array of potential risks, from strategic to operational to compliance-related risks throughout the Company. Executive management regularly reports to the Board or relevant committees regarding Cliffs’ key risks and the actions being taken to manage these risks. For example, as described more fully in Item 1C. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, management, including the Chief Information Officer with support from our cybersecurity team, updates the Audit Committee at least twice each year regarding our cybersecurity programs, material cybersecurity risks and mitigation strategies, and the Audit Committee then regularly reports on such matters to the full Board.
The Company believes that its leadership structure supports the risk oversight function of the Board. Each committee is involved in carrying out the Board’s risk oversight function and, except for the Strategy and Sustainability Committee, independent directors chair each of our committees.
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CORPORATE GOVERNANCE
BOARD MEETINGS AND COMMITTEES
Our directors discharge their responsibilities in a variety of ways, including reviewing reports to directors, visiting our facilities, corresponding with the CEO, and conducting telephone conferences with the CEO and other directors regarding matters of interest and concern to Cliffs. In addition, our directors have regular access to our senior management. All committees regularly report their activities, actions and recommendations to the full Board.
During 2024, our Board held 13 meetings. Each director attended, either in person or by telephone conference, at least 98% of the Board and committee meetings held while serving as a director or committee member in 2024. Pursuant to Board policy, all serving directors are expected to attend all Board and committee meetings, as well as our Annual Meeting of Shareholders. All of our then-serving directors who were standing for re-election attended the 2024 Annual Meeting of Shareholders.
The Board currently has four standing committees: the Audit Committee (the “Audit Committee”), the Compensation and Organization Committee (the “Compensation Committee”), the Governance and Nominating Committee (the “Governance Committee”), and the Strategy and Sustainability Committee (the “Strategy and Sustainability Committee”). Each of these four committees has a charter that can be found on our website at www.clevelandcliffs.com under “Investors” then “Governance”. A biographical overview of the members of our committees can be found beginning on page 22.
BOARD COMMITTEES

AUDIT COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2024 MEETINGS: 9
AUDIT COMMITTEE FINANCIAL EXPERTS:
The Board has determined that each of John T. Baldwin, Jane M. Cronin, Ben Oren and Arlene M. Yocum is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the federal securities laws.

RESPONSIBILITIES:
▪Reviews with our management, the internal auditors and the independent registered public accounting firm, the adequacy and effectiveness of our system of internal control over financial reporting;
▪Reviews significant accounting matters;
▪Reviews quarterly unaudited financial information prior to public release;
▪Approves the audited financial statements prior to public distribution;
▪Oversees and monitors risks related to accounting, financial reporting and information security;
▪Approves our assertions related to internal controls prior to public distribution;
▪Reviews any significant changes in our accounting principles or financial reporting practices;
▪Evaluates our independent registered public accounting firm, discusses with the independent registered public accounting firm its independence, and considers the compatibility of non-audit services with such independence;
▪Annually selects and retains our independent registered public accounting firm to examine our financial statements, and reviews and approves the services performed by our independent registered public accounting firm;
▪Establishes and maintains, with the Governance Committee, procedures to review related party transactions;
▪Approves management’s appointment, termination or replacement of the head of Internal Audit; and
▪Periodically evaluates ethical and legal compliance.

CHAIR: John T. Baldwin	MEMBERS: Jane M. Cronin, Ben Oren and Arlene M. Yocum
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CORPORATE GOVERNANCE

COMPENSATION AND ORGANIZATION COMMITTEE

MEMBERS: 3	INDEPENDENT: 3	2024 MEETINGS: 8
RESPONSIBILITIES:
▪Oversees development and implementation of Cliffs’ compensation policies and programs for officers;
▪Develops criteria for awards under incentive plans that appropriately relate to Cliffs’ business strategy and operating performance objectives, and approves equity-based awards;
▪Reviews and evaluates CEO and other executive officer performance and approves compensation (with the CEO’s compensation being subject to ratification by the independent members of the Board);
▪Recommends to the Board the election of officers;
▪Assists with management development and succession planning;
▪Reviews and approves employment and severance arrangements with officers and oversees regulatory compliance regarding compensation matters;
▪Reviews and recommends the CD&A and the Compensation Committee report for inclusion in appropriate Cliffs securities filings;
▪Obtains the advice of outside experts with regard to compensation matters; and
▪May, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee and may delegate certain equity award grant authority to certain officers of Cliffs, subject to applicable law.
For more information about the role of executives and outside advisers in our executive compensation process, see the CD&A section of this proxy statement.

CHAIR: Douglas C. Taylor	MEMBERS: John T. Baldwin and Ralph S. Michael, III

GOVERNANCE AND NOMINATING COMMITTEE

MEMBERS: 3	INDEPENDENT: 3	2024 MEETINGS: 7
RESPONSIBILITIES:
▪Oversees annual review of our Corporate Governance Guidelines and periodically reviews external developments in corporate governance matters generally;
▪Periodically reviews and makes recommendations regarding our officers’ authorized levels for corporate expenditures;
▪Establishes and maintains, with the Audit Committee, procedures for review of related party transactions that relate to Board members;
▪Reviews the qualifications of incumbent directors and proposed Board candidates, and recommends to the Board as director-nominees those candidates possessing the experience, skills and qualifications consistent with Board-approved criteria, our Corporate Governance Guidelines and other criteria deemed important by the Governance Committee;
▪Monitors the Board governance process and provides guidance on Board governance and other matters;
▪Recommends changes in membership and responsibility of Board committees and reviews and makes recommendations regarding any conditional resignations tendered by directors;
▪Reviews and administers our director compensation plans and benefits, and makes recommendations to the Board with respect to compensation plans, equity-based plans and share ownership guidelines for directors; and
▪Other responsibilities include oversight of annual evaluation of the Board and CEO, as well as monitoring risks associated with Board organization, membership, structure and succession planning.

CHAIR: Ralph S. Michael, III	MEMBERS: Ron A. Bloom and Susan M. Green
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CORPORATE GOVERNANCE

STRATEGY AND SUSTAINABILITY COMMITTEE

MEMBERS: 5	INDEPENDENT: 4	2024 MEETINGS: 5
RESPONSIBILITIES:
▪Oversees Cliffs’ strategic planning activities and long-term business objectives;
▪Acts in an advisory capacity with respect to Cliffs’ sustainability strategies, its commitment to environmental stewardship, its focus on health and safety of employees and other stakeholders, and its corporate social responsibility initiatives;
▪Monitors risks and opportunities relevant to Cliffs’ business strategy, including operational, safety and ESG-related risks, as well as climate-related risks and decarbonization opportunities;
▪Provides advice and assistance with developing our current and future strategy;
▪Monitors the progress and implementation of Cliffs’ strategy and long-term business objectives, including by assessing the results of major projects and transactions;
▪Assesses developments in best practice frameworks and guidance as may be appropriate in the context of Cliffs’ then current industrial assets, geographic footprint, and overall business plans and objectives;
▪Considers the merits and risks of potential acquisitions, joint ventures, emerging growth opportunities and strategic alliances; and
▪Reviews and approves any sustainability reports that Cliffs may publish from time to time.

CHAIR: Lourenco Goncalves	MEMBERS: Ron A. Bloom, Gabriel Stoliar, Douglas C. Taylor and Arlene M. Yocum
IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES
SHAREHOLDER NOMINEES
The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Board Diversity and Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance Committee should include: (i) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise; (ii) an indication of the nominee’s consent to serve as a director if elected; and (iii) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director. Shareholder nominations should be addressed to Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, Attention: Secretary. Our Regulations provide that, at any meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election.
BOARD DIVERSITY AND DIRECTOR QUALIFICATIONS
The Governance Committee considers board diversity as it deems appropriate and consistent with our Corporate Governance Guidelines, the Governance Committee charter and other criteria established by the Board. The Governance Committee’s goal in selecting directors for nomination to the Board generally is to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable us to pursue our strategic objectives. The Governance Committee has not reduced the qualifications for service on the Board to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Governance Committee seeks, consistent with the vacancies existing on the Board at any particular time and the interplay of a particular candidate’s experience with the experience of other directors, to select individuals whose business experience, knowledge, skills, diversity and integrity would be considered a desirable addition to the Board and any committees thereof. In addition, the Governance Committee annually conducts a review of incumbent directors in order to determine whether a director should be nominated for re-election to the Board.
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IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR
The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee considers various potential candidates for director. Applicable considerations include: whether the current composition of the Board is consistent with the criteria described in our Corporate Governance Guidelines; whether the candidate submitted possesses the qualifications that generally are the basis for selection of candidates to the Board; and whether the candidate would be considered independent under the rules of the NYSE and our standards with respect to director independence. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Governance Committee at its next regularly scheduled meeting. Final approval of any candidate is determined by the full Board. The identification and evaluation process described above was followed with respect to Ms. Cronin, who was first identified as a director candidate by our CEO.
COMMUNICATIONS WITH DIRECTORS
Shareholders and other interested parties may communicate with the Lead Director, our non-management directors as a group or the Board by writing to the Lead Director at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114. As set forth in the Corporate Governance Guidelines, the Lead Director will report to the Board periodically regarding any bona fide requests from external constituencies or employees to meet with the Board. The Secretary routinely filters communications that are solicitations, complaints, unrelated to Cliffs or Cliffs' business, inappropriate or determined to pose a possible security risk to the addressee.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct Policy”), which applies to all of our directors, officers and employees. The Code of Conduct Policy is available on our website at www.clevelandcliffs.com under “Investors” then “Governance” and then “Governance Documents”. We intend to post amendments to or waivers from the Code of Conduct Policy (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) on our website. References to our website and the contents thereof do not constitute incorporation by reference of the information contained on our website, and such information is not part of this proxy statement.
INDEPENDENCE AND RELATED PARTY TRANSACTIONS
Of our current directors, the Board has determined that each of Messrs. Baldwin, Bloom, Michael, Oren, Stoliar and Taylor and Mses. Cronin, Green and Yocum has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the NYSE director independence standards. Mr. Goncalves is our Chairman, President and CEO and, as such, is not considered independent. In making this independence determination with respect to Mr. Michael, who currently serves as the Executive Vice President of Fifth Third Bank, N.A. and the Chairman of Fifth Third Bank, N.A. Cincinnati Region, the Board took into consideration the Company’s ordinary course banking and financing relationships with Fifth Third Bank N.A. and its affiliates. In making this independence determination with respect to Ms. Cronin, who currently serves as Senior Vice President – Finance of The Sherwin-Williams Company, the Board took into consideration the Company’s purchases of products from The Sherwin-Williams Company in the ordinary course of business. In addition, the Board previously determined that each of Robert P. Fisher, Jr., William K. Gerber and Janet L. Miller, all of whom served as directors during part of 2024, had no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and was independent within the NYSE director independence standards.
We have a written Related Party Transactions Policy (our “RPT Policy”), pursuant to which we will enter into a related party transaction only if our CEO and Chief Legal Officer determine that the transaction is comparable to those that could be obtained in arm’s length dealings with an unrelated third party. If the transaction is approved by our CEO and Chief Legal Officer, then the transaction also must be approved by the disinterested members of our Audit Committee. Under our RPT Policy, any related party transactions are reviewed by the Audit Committee at each quarterly meeting. After review, the disinterested members of the Audit Committee either approve or disapprove the proposed transaction. Management is responsible for updating the Audit Committee at each quarterly meeting as to any material changes to those transactions that the Audit Committee has previously approved. For purposes of our RPT Policy, we define a related person as any person who is a director, executive officer, nominee for director or an immediate family member of a director, an executive officer or a nominee for director. We define a related party transaction as a transaction, agreement or relationship in which Cliffs was, is or will be a participant, the amount of the transaction exceeds $120,000, and a related person has or will have a direct or indirect material interest. However, compensation paid by Cliffs for service as a director or executive officer of the Company is not deemed to be a related party transaction, even if the aggregate amount involved exceeds $120,000.
We describe below those transactions during 2024 in which Cliffs was a participant and the amount involved exceeded $120,000 and in which a related person had or will have a direct or indirect material interest. We recognize that transactions between us
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CORPORATE GOVERNANCE
and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders.
1.    Mr. Celso Goncalves, our Executive Vice President, Chief Financial Officer (“CFO”), is the son of Mr. Lourenco Goncalves, our Chairman, President and CEO, both of whom are NEOs. The compensation arrangements between the Company and each of Mr. Celso Goncalves and Mr. Lourenco Goncalves could be considered related party transactions under our RPT Policy and have been reviewed and approved by our Audit Committee in accordance with our RPT Policy. For details on the compensation arrangements between the Company and each of Mr. Celso Goncalves and Mr. Lourenco Goncalves, please see the Executive Compensation Tables and Narratives beginning on page 49.
2.    Certain of our subsidiaries have contracted on an arm’s length basis for work with Morgan Engineering Systems, Inc. (“Morgan Engineering”), which is a company owned by Mr. Mark Fedor. Mr. Mark Fedor is the brother of Mr. Terry Fedor, who serves as our Executive Vice President, Operations. Our subsidiaries may determine to continue to engage Morgan Engineering in the ordinary course of business to provide services on an arm's length basis in future years, and such services may exceed the $120,000 annual threshold under our RPT Policy. For example, during 2024, Morgan Engineering was paid approximately $5.3 million for work performed for our subsidiaries. Mr. Terry Fedor was not involved in engaging Morgan Engineering and has agreed to abstain from any future actions related to Morgan Engineering. In accordance with our RPT Policy, during 2024, the CEO and the Chief Legal Officer, as well as the Audit Committee, approved and ratified transactions with Morgan Engineering.
We have entered into indemnification agreements with each current member of the Board and each of our officers. The form and execution of the indemnification agreements were approved and adopted by the Board on April 24, 2019. The indemnification agreements essentially provide that, to the fullest extent permitted or required by Ohio law and as the law may change to increase the scope of indemnification, we will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board or as an officer of the Company. Under these agreements, to the extent that the indemnification is unavailable, we shall contribute to the payment of any and all indemnifiable claims or losses in an amount that is fair and reasonable under the circumstances. In connection with the indemnification agreements with each current member of the Board, we have a trust agreement with KeyBank National Association pursuant to which the parties to the indemnification agreements may be reimbursed with respect to enforcing their respective rights under the indemnification agreements.
In 2004, we reached an agreement with the USW, pursuant to which the USW may designate a member to the Board provided that the individual is acceptable to the Board Chair, is recommended by the Board Affairs Committee (now known as the Governance Committee), and is then approved by the full Board to be considered a director nominee. In 2007, Susan M. Green was first proposed by the USW, elected to the Board by Cliffs’ shareholders in July 2007, and re-elected in each of the years 2008 through 2013. As a result of the proxy contest in 2014, Ms. Green was not re-elected but was asked by the reconstituted Board to re-join the Board and was subsequently appointed on October 15, 2014 and re-elected each year since 2015.
INSIDER TRADING POLICY
We have adopted an Insider Trading and Material Inside Information Policy (the “Insider Trading Policy”), which governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, and we have implemented internal processes and procedures for the Company that we believe are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, as well as applicable NYSE listing standards. The Insider Trading Policy is available on our website at www.clevelandcliffs.com under “Investors” then “Governance” and then “Governance Documents”. References to our website and the contents thereof do not constitute incorporation by reference of the information contained on our website, and such information is not part of this proxy statement.
17 | CLF 2025 PROXY STATEMENT

DIRECTOR COMPENSATION

The Cleveland-Cliffs Inc. 2021 Nonemployee Directors' Compensation Plan (the “Directors’ Plan”), which is further described below, allows for a combination of cash and equity compensation for our nonemployee directors.
CASH COMPENSATION
For 2024, each nonemployee director received the following cash payments, paid in equal quarterly amounts, for his or her Board retainer and committee assignments.

BOARD FORM OF CASH COMPENSATION	2024 ($)
Annual Retainer	160,000
Lead Director Annual Retainer	100,000
Audit Committee Chair Annual Retainer	30,000
Compensation Committee Chair Annual Retainer	20,000
Governance Committee Chair Annual Retainer	15,000
In addition, customary expenses for attending Board and committee meetings are reimbursed. Employee directors receive no additional cash compensation for their service as directors. We do not fund any type of retirement or pension plan for nonemployee directors.
RETAINER SHARE ELECTION PROGRAM
Starting in 2015, the Governance Committee recommended and the Board adopted a Nonemployee Director Retainer Share Election Program pursuant to which nonemployee directors may elect to receive in Cliffs common shares all or certain portions of their annual retainer and any other fees earned in cash. Election is voluntary and irrevocable for the applicable election period, and shares issued under this program must be held for at least six months from the issuance date. The number of shares received each quarter is calculated by dividing the value of the applicable quarterly cash retainer amount (or applicable portion thereof) by the closing market price of our common shares on the date of payment. Four nonemployee directors, Ms. Miller and Messrs. Bloom, Fisher and Stoliar, participated in this program to varying degrees during 2024.
EQUITY GRANTS
During 2024, our nonemployee directors received restricted share awards under the Directors’ Plan. For 2024, nonemployee directors were granted a number of restricted shares with a value equal to $140,000, based on the closing price of the Company’s common shares on the NYSE on April 25, 2024. The restricted share awards issued under the Directors' Plan generally vest twelve months from the grant date. These grants were subject to any deferral election and made pursuant to the terms of the Directors’ Plan and an award agreement, effective on April 25, 2024.
Directors receive dividends, if any, on their restricted share awards and may elect to reinvest all cash dividends in additional common shares. Those additional common shares are subject to the same restrictions as the underlying award. Cash dividends not subject to a deferral election are paid to the director without restriction.
DIRECTOR CHARITABLE MATCHING DONATIONS PROGRAM
In addition to the cash payments and equity grants described above, in late 2021, we instituted a director charitable matching donations program available to all nonemployee directors. Under this program, the Foundation matches up to $1,500 of a director's charitable donations made during the fiscal year.
SHARE OWNERSHIP GUIDELINES
We have established Share Ownership Guidelines for our nonemployee directors and assess each director’s compliance with the guidelines on a quarterly basis. The Share Ownership Guidelines provide that each nonemployee director hold or acquire common shares of the Company having a market value equal to at least 6x the current annual retainer (for a current total of $960,000) within five years of becoming a director. As of December 31, 2024, all nonemployee directors were in compliance or on track to meet the guidelines within the applicable timeframes.
18 | CLF 2025 PROXY STATEMENT

DIRECTOR COMPENSATION
DEFERRALS
Our Directors’ Plan gives nonemployee directors the opportunity to defer all or a portion of their awards that are denominated or payable solely in shares. Deferred share accounts earn dividend equivalents at the end of each quarter based on any cash dividends we pay during the quarter, which dividend equivalents are credited to the accounts in the form of additional deferred shares. The amounts in the director’s deferral account will be paid to the director in the form elected after such director’s termination of service, death or a change in control of Cliffs.
DIRECTOR COMPENSATION FOR 2024
The following table, supported by the accompanying footnotes and the narrative above, sets forth for fiscal year 2024 all compensation earned by the individuals who served as our nonemployee directors at any time during 2024.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
J.T. Baldwin	190,000	139,988	—	329,988
R.A. Bloom (4)	160,000	183,595	—	343,595
R.P. Fisher, Jr. (5)	80,000	—	—	80,000
W.K. Gerber (6)	80,000	—	—	80,000
S.M. Green	160,000	139,988	—	299,988
R.S. Michael, III	175,000	139,988	1,500	316,488
J.L. Miller (7)	80,000	139,988	—	219,988
B. Oren (8)	100,000	131,945	—	231,945
G. Stoliar	160,000	139,988	—	299,988
D.C. Taylor	280,000	139,988	—	419,988
A.M. Yocum	160,000	139,988	—	299,988
(1)The amounts reported in this column reflect the aggregate cash dollar value of all earnings in 2024 for annual retainer fees and chair retainers. As noted above, during 2024, Ms. Miller and Messrs. Bloom, Fisher and Stoliar each elected to take certain portions of these cash amounts in Cliffs shares under our Retainer Share Election Program.
(2)The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for the nonemployee directors’ restricted share awards granted during 2024, which awards are further described above, and whether or not deferred by the director. The grant date fair value of the nonemployee directors’ restricted share award of 7,679 shares on April 25, 2024 was $18.23 per share (approximately $140,000). Mr. Baldwin elected to defer all of his 2024 restricted share award in the form of deferred shares under the Directors' Plan. As of December 31, 2024, the aggregate number of restricted shares or deferred shares subject to forfeiture held by each nonemployee director was as follows: Mr. Baldwin - 7,679; Mr. Bloom - 9,900; Ms. Green - 7,679; Mr. Michael - 7,679; Mr. Oren - 7,467; Mr. Stoliar - 7,679; Mr. Taylor - 7,679; and Ms. Yocum - 7,679. As of December 31, 2024, the aggregate number of deferred share units allocated to the deferred share account of Mr. Baldwin under the Directors’ Plan was 67,329.
(3)The amount in this column reflects matching contributions made to charitable organizations from the Foundation on behalf of the director.
(4)Mr. Bloom was elected as a director on January 3, 2024, and he received a prorated 2023 restricted share award.
(5)Mr. Fisher did not stand for reelection at the 2024 Annual Meeting and therefore did not receive a 2024 restricted share award.
(6)Mr. Gerber did not stand for reelection at the 2024 Annual Meeting and therefore did not receive a 2024 restricted share award.
(7)Ms. Miller resigned as a director effective June 28, 2024. In connection with Ms. Miller’s resignation, she received an accelerated payout of a prorated portion of her 2024 restricted share award in the amount of 1,346 shares.
(8)Mr. Oren was elected as a director at the 2024 Annual Meeting held on May 16, 2024, and he received a prorated 2024 restricted share award.

19 | CLF 2025 PROXY STATEMENT

PROPOSAL 1	ELECTION OF DIRECTORS

The Board has nominated the following individuals to serve until the next Annual Meeting of Shareholders or until their successors shall be elected: Lourenco Goncalves; Douglas C. Taylor; John T. Baldwin; Ron A. Bloom; Jane M. Cronin, Susan M. Green; Ralph S. Michael, III; Ben Oren; Gabriel Stoliar; and Arlene M. Yocum. All of the director nominees named herein are independent under the NYSE director independence standards, except for Mr. Goncalves. All of the nominees, except for Ms. Cronin, were elected by the shareholders at the Annual Meeting of Shareholders held on May 16, 2024. The Board appointed Ms. Cronin to the Board on January 3, 2025, to fill the vacancy created by Ms. Miller’s resignation during 2024.
Each of the director nominees has consented to his or her name being submitted by Cliffs as a nominee for election as a member of the Board. Each such nominee has further consented to serve as a member of the Board if elected. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we currently do not anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number of nominees or for substitute nominees designated by the directors, to the extent consistent with our Regulations.
The nominees for election to the Board have diversified professional experience in general management, steel manufacturing and processing, mining, metallurgical engineering, operations, finance and accounting, investment banking, labor, ESG, law, risk management and other fields. Celso Goncalves, our Executive Vice President, Chief Financial Officer, is the son of Lourenco Goncalves, our Chairman, President and CEO and a director nominee. There is no other family relationship among any of our nominees and executive officers. The average age of the director nominees is 64, ranging from ages 45 to 71. The average years of service of the director nominees is 7.2 years, ranging from less than a year to over 17 years of service.
In the election of directors, the nominees receiving a plurality vote of the shares will be elected. However, under our Board-adopted majority voting policy contained in our Corporate Governance Guidelines, in an uncontested election, any director nominee that is elected by a plurality vote but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance Committee and the Board.
Under Ohio law, shareholders have the right to exercise cumulative voting in the election of directors as described under “Cumulative Voting for Election of Directors” on page 7. If cumulative voting rights are in effect for the election of directors, which we currently do not anticipate to be the case, you may allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold.
20 | CLF 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR NOMINEE SKILLS AND EXPERIENCE
Our director nominees embody the knowledge, skills and experience necessary to fulfill the Board’s core duties and responsibilities under our Corporate Governance Guidelines. These focus areas align with our strategic direction and reflect a diversity of skills, experiences and other characteristics that facilitate the Board’s oversight of the Company’s business activities. Among other considerations described in our Corporate Governance Guidelines, the Governance Committee incorporates these factors into its evaluations of current directors’ performance as well as its assessments of prospective candidates’ qualifications for future Board service. While our director nominees for 2025 exemplify the key skills and experience shown below, they also have been selected for their professional integrity, high ethical standards, exceptional judgment and commitment to the Company’s long-term best interests.

DIRECTOR NOMINEE HIGHLIGHTS (including our CEO)

Average Tenure 7.2 years	Three Women (30%)	90% Independent

Average Age 64	Highly qualified Directors with a diversity of skills and experiences that aligns with our long-term strategy

30% Ethnically Diverse		Five New Directors in the last five years

☑	THE BOARD RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ON THE FOLLOWING PAGES.
21 | CLF 2025 PROXY STATEMENT

INFORMATION CONCERNING DIRECTOR NOMINEES

LOURENCO GONCALVES
Age: 67
Director since 2014
Other Current Directorships:
American Iron and Steel Institute (since 2014)
Former Public Directorships:
Ascometal SAS (2011 - 2014)
Metals USA Holdings Corp. (2006 - 2013)
Metals USA Inc. (2003 - 2006)
Specific qualifications, experience, skills and expertise: ▪More than 40 years of experience in the metals and mining industries ▪Extensive board experience in the United States and abroad
Chairman of the Board, President and Chief Executive Officer of the Company since August 2014; Chairman, President and Chief Executive Officer of Metals USA Holdings Corp., an American manufacturer and processor of steel and other metals from May 2006 through April 2013; President, Chief Executive Officer and a director of Metals USA Inc. from February 2003 through April 2006. Prior to Metals USA, Mr. Goncalves served as President and Chief Executive Officer of California Steel Industries, Inc. from March 1998 to February 2003. Mr. Goncalves earned a Bachelor's degree in Metallurgical Engineering from the Military Institute of Engineering in Rio de Janeiro, Brazil and a Masters of Science degree in Metallurgical Engineering from the Federal University of Minas Gerais in Belo Horizonte, Brazil. Mr. Goncalves is a Distinguished Member and Fellow of the Association for Iron & Steel Technology (AIST). In 2021, Mr. Goncalves was awarded the “Steelmaker of the Year” award by the AIST and the “CEO/Chairperson of the Year” Global Metals Award by S&P Global Platts.

DOUGLAS C. TAYLOR Age: 60 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Sapphire Industrials Corp. (2008 - 2010)	Specific qualifications, experience, skills and expertise: ▪Extensive financial and strategic advisory investment experience, including advising public companies
Lead Director of the Board since August 2014. Former Managing Partner of Casablanca Capital LP, a hedge fund, from 2010 to 2016; Managing Director at Lazard Freres, a leading financial advisory and asset management firm, from 2002 to 2010; Chief Financial Officer and director at Sapphire Industrials Corp. from 2008 to 2010. Mr. Taylor holds a Bachelor of Arts degree in Economics from McGill University and a Master of Arts degree in International Affairs from Columbia University School of International and Public Affairs.

22 | CLF 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

JOHN T. BALDWIN Age: 68 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Metals USA Holdings Corp. (2006 - 2013) The Genlyte Group Incorporated (2003 - 2008)
Specific qualifications, experience, skills and expertise:
▪Former Audit Committee Chair of Metals USA Holdings Corp.
▪Former Audit Committee Chair of The Genlyte Group Incorporated
▪Retired Chief Financial Officer with over 25 years of increasing financial responsibility
▪Broad experience structuring and negotiating complicated financial transactions

Former Director and Chair of the Audit Committee of Metals USA Holdings Corp., a provider of a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals and building products markets, from January 2006 to April 2013; Senior Vice President and Chief Financial Officer of Graphic Packaging Corporation from 2003 to 2005. Mr. Baldwin holds a Bachelor of Science degree from the University of Houston and a J.D. from the University of Texas School of Law.

RON A. BLOOM Age: 70 Director since 2024 Other Current Public Directorships: None Former Public Directorships: GrafTech International Ltd. (2017 - 2019)
Specific qualifications, experience, skills and expertise:
▪Former Governance and Compensation Committee Chair of GrafTech International Ltd.
▪Extensive mergers, acquisitions and restructuring experience
▪Senior leadership roles with leading financial services firms, labor unions and the U.S. federal government

Managing Partner and Vice Chair of Brookfield Asset Management Private Equity Group, an investment management firm, since 2016. Mr. Bloom is also a Partner at Commonweal Ventures, a venture capital firm focused on early-stage investments in tech companies, since 2022. He served on the Board of Governors of the United States Postal Service from August 2019 through December 2021 and served as the Board’s Chair during his final year of service. Prior to Mr. Bloom’s current positions, he was Vice Chairman, U.S. Investment Banking, at Lazard from 2012-2016, focused on restructurings and mergers and acquisitions. He previously served as Assistant to the President for Manufacturing Policy where he provided leadership on policy development and strategic planning for the Obama Administration’s agenda to revitalize the manufacturing sector. Before joining the White House, Mr. Bloom served as Senior Advisor to the Secretary of the Treasury, from 2009-2011, where he helped lead the reorganizations of both General Motors and Chrysler. He previously served as Special Assistant to the President of the USW from 1996-2009. Mr. Bloom earned his bachelor’s degree from Wesleyan University and his Masters of Business Administration degree, with Distinction, from the Harvard Business School.

23 | CLF 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

JANE M. CRONIN Age: 57 Director since 2025 Other Current Public Directorships: Transdigm Group Inc. (since 2021) Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪Serves on the Audit Committee and the Nominating and Corporate Governance Committee at Transdigm Group Inc.
▪Brings valuable insight with her longstanding experience with accounting and financial matters at a large public company in the manufacturing industry
▪Extensive experience in leadership, strategy, finance, and acquisition and integration

Senior Vice President – Finance, The Sherwin-Williams Company, a global manufacturer, developer, distributor and seller of paint, coatings and related products, since January 2025. From 2016 to 2024, Ms. Cronin served as Senior Vice President – Enterprise Finance of The Sherwin-Williams Company. Prior to that, since 1989, Ms. Cronin held roles of increasing responsibility at The Sherwin-Williams Company, including senior Vice President – Corporate Controller, Vice President – Internal Audit and Loss Prevention, and Vice President – Controller Diversified Brands division. Ms. Cronin holds a Bachelor of Science in Accountancy from Miami University in Oxford, Ohio.

SUSAN M. GREEN Age: 65 Director since 2007 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪Experienced law and policy advocate in the public and private sectors
▪Served as both a labor organizer and as an attorney representing employees, labor unions and employee benefit plans
▪Brings her diverse experiences as a labor attorney and an alternative point of view to the Board

Former Deputy General Counsel, U.S. Congress Office of Compliance, which enforces the labor and employment laws for the Legislative Branch, from November 2007 through September 2013. Prior to that position, Ms. Green held several appointments in the U.S. Department of Labor during the Administration of President Bill Clinton (1999-2001), and served as Chief Labor Counsel for then-Senator Edward M. Kennedy (1996-1999). Ms. Green was originally proposed as a nominee for the Board by the USW pursuant to the terms of our 2004 labor agreement. Ms. Green received her J.D. from Yale Law School and an A.B. from Harvard College.

24 | CLF 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

RALPH S. MICHAEL, III
Age: 70
Director since 2020
Other Current Public Directorships:
None
Former Public Directorships:
Arlington Asset Investment Corporation
(2006 - 2023)
AK Steel Holding Corporation (2007 - 2020)
Key Energy Services Inc. (2003 - 2016)
FBR & Co. (2006 - 2013)

Specific qualifications, experience, skills and expertise:
▪Provides valuable insights on a variety of board oversight matters, including complex banking and financial issues
▪Experience and knowledge from service on other public company boards, including capital markets and finance matters as a former Audit Committee Chair of Arlington Asset Investment Corporation and Audit Committee member of FBR & Co., as well as energy-related issues as a former Lead Director and Audit Committee Chair of Key Energy Services Inc.
▪Over 16 years of steel-related experience, including as Management Development & Compensation Committee Chair, Finance Committee Chair, and former non-executive Chairman of AK Steel Holding Corporation

Chairman, Fifth Third Bank, N.A. Greater Cincinnati Region, since 2018. Executive Vice President of Fifth Third Bank, N.A. since 2010. President and Chief Operating Officer of the Ohio Casualty Insurance Company from 2005 until its sale in 2007; Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association, and Executive Vice President and Manager of Private Asset Management for U.S. Bank, from 2004 to 2005; President of U.S. Bank Oregon from 2003 to 2005; Executive Vice President and Group Executive of PNC Financial Services Group, with responsibility for PNC Advisors, PNC Capital Markets and PNC Leasing, from 2001 to 2002; Executive Vice President and Chief Executive Officer of PNC Corporate Banking from 1996 to 2001. Mr. Michael received his Bachelor of Arts degree in Economics from Stanford University and his Master of Business Administration degree from the University of California at Los Angeles (UCLA) Graduate School of Management.

BEN OREN Age: 45 Director since 2024 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪Vast experience in the investment banking and finance industries
▪Broad and keen understanding of complex financial, accounting and treasury matters
▪Metals and mining capital markets expertise

Executive Vice President and Treasurer of Liberty Media Corporation, the owner of a portfolio of interests in media and entertainment industries; Qurate Retail, Inc., a provider of video and e-commerce services; Liberty TripAdvisor Holdings, Inc., an online travel research and online commerce business; Atlanta Braves Holdings, Inc., the indirect owner and operator of a professional baseball club; and Liberty Broadband Corporation, a company that operates and owns interests in a range of communications businesses, each since August 2020. Mr. Oren spent the previous twenty years in various investment banking roles. From 2011 to 2020, Mr. Oren was a Managing Director with Credit Suisse, a global investment bank and financial services firm, where he advised companies across multiple sectors including Metals and Mining Companies on a broad set of capital markets transactions. At Credit Suisse, Mr. Oren was a member of the Investment Banking Committee, Corporate Insights Advisory Counsel, Capital Markets Innovation Counsel, and Americas Head of Liability Management. Mr. Oren holds a BS in Economics from the Wharton School of Business at the University of Pennsylvania.

25 | CLF 2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

GABRIEL STOLIAR Age: 71 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Tupy S.A. (2009 - 2023)
Specific qualifications, experience, skills and expertise:
▪Vast experience in and relating to the metals and mining industries
▪Extensive experience serving on various boards of directors
▪Expertise in complex financial and banking matters from serving as Chief Financial Officer of major international metals and mining company

Partner of Studio Investimentos, an asset management firm focused on Brazilian equities, since 2009; member of the board of directors of Tupy S.A., a foundry and casting company, from 2009 to 2023; board of directors of LogZ Logistica Brasil S.A., a ports logistic company, from 2011 to 2018; Chief Financial Officer and Head of Investor Relations and subsequently Executive Director of Planning and Business Development at Vale S.A., a Brazilian multinational diversified metals and mining company, from 1997 to 2008. Mr. Stoliar holds a Bachelor of Science degree in Production Engineering from the Universidade Federal do Rio de Janeiro, a post-graduate degree in Production Engineering with a focus in Industrial Projects and Transportation from the Universidade Federal do Rio de Janeiro and an Executive MBA from PDG-SDE/RJ.

ARLENE M. YOCUM
Age: 67
Director since 2020
Other Current Public Directorships:
None
Former Public Directorships:
AK Steel Holding Corporation (2017 - 2020)
Hamilton Lane Alliance Holdings I, Inc.
  (2020 - 2022)
Key Energy Services Inc. (2007 - 2016)

Specific qualifications, experience, skills and expertise:
▪Possesses extensive business and management experience, drawing from Ms. Yocum's distinguished career in the financial services industry and from her prior service on other public company boards
▪Former Chair of the Audit Committee of Hamilton Lane Alliance Holdings I, Inc.; former member of the Audit Committee and the Management Development & Compensation Committee of AK Steel Holding Corporation; and former Chair of the Audit Committee of Key Energy Services Inc.

Former Executive Vice President and Managing Executive of PNC Bank's Asset Management, from 2003 to 2016. Ms. Yocum held key leadership roles in PNC's investment management and wealth management businesses, including P&L responsibility for several business units and strategic planning roles. Ms. Yocum's experience also includes regulatory, risk management and compliance matters. Since 2019, Ms. Yocum serves on the board of Glenmede Trust Company, NA, where she is Chair of the Audit Committee and a member of the Nominating Committee. She also serves on the board of AAA Club Alliance, a nonprofit organization, since 2023, where she is a member of the Audit Committee and the Compensation, Nominating & Governance Committee. Ms. Yocum received her B.A. degree in Economics and Political Science from Dickinson College and her J.D. from Villanova School of Law.

26 | CLF 2025 PROXY STATEMENT

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The following table sets forth the amount and percent of our common shares that, as of March 17, 2025 (except as otherwise indicated), are deemed under the rules of the SEC to be “beneficially owned” by each of the directors named in this proxy statement, our CEO, CFO and the other NEOs as identified in the SCT, individually, and collectively by each of our current directors and executive officers as a group, and by any person or “group” (as the term is used in the Exchange Act) known to us as of that date to be a “beneficial owner” of more than five percent of our outstanding common shares. None of our common shares owned by our directors or executive officers are pledged as security.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF “BENEFICIAL OWNERSHIP” (1)
	BENEFICIAL OWNERSHIP	INVESTMENT POWER		VOTING POWER		PERCENT OF CLASS (2)
		SOLE	SHARED	SOLE	SHARED
Directors
John T. Baldwin	133,227	133,227	—	133,227	—	—
Ron A. Bloom	68,279	68,279	—	68,279	—	—
Jane M. Cronin	24,522	24,522	—	24,522	—	—
Susan M. Green	97,965	97,965	—	97,965	—	—
Ralph S. Michael, III	199,519	199,519	—	199,519	—	—
Ben Oren	14,167	14,167	—	14,167	—	—
Gabriel Stoliar	262,461	262,461	—	262,461	—	—
Douglas C. Taylor	100,536	100,536	—	100,536	—	—
Arlene M. Yocum	102,566	102,566	—	102,566	—	—
Named Executive Officers
Lourenco Goncalves	5,233,256	5,233,256	—	5,233,256	—	1.06
Celso L. Goncalves Jr.	172,123	172,123	—	172,123	—	—
Clifford T. Smith	616,078	616,078	—	616,078	—	—
Keith A. Koci	325,541	325,541	—	325,541	—	—
James D. Graham	424,098	424,098	—	424,098	—	—
All Current Directors and Executive Officers as a group (17 Persons)	8,435,595	8,435,595	—	8,435,595	—	1.71
Other Persons
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	50,366,031	49,685,523	680,508	—	336,385	10.19
BlackRock, Inc. (4) 50 Hudson Yards New York, NY 10001	49,982,602	49,982,602	—	47,791,227	—	10.11
(1)Under SEC rules, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon information supplied by our directors and executive officers and filings made with the SEC or furnished to us by shareholders.
(2)Less than one percent, except as otherwise indicated.
(3)The Vanguard Group reported its ownership, as of February 29, 2024, on Amendment No. 15 to Schedule 13G filed with the SEC on March 11, 2024.
(4)BlackRock, Inc. reported its ownership, as of February 29, 2024, on Amendment No. 4 to Schedule 13G filed with the SEC on March 7, 2024.

27 | CLF 2025 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information, as of December 31, 2024, regarding securities to be issued pursuant to outstanding stock options, restricted stock units and performance-based awards, as well as securities remaining available for issuance under our equity plans. Each of the Amended and Restated Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan (the “A&R 2015 Equity Plan”), the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan (the “2021 Equity Plan”), and the Directors' Plan were approved by our shareholders.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity Compensation Plans Approved by Security Holders	9,340,843	(1)	$11.77	(2)	21,414,749	(3)
Equity Compensation Plans Not Approved by Security Holders	—		__		—
Total	9,340,843				21,414,749
(1)    Includes the following securities to be issued upon exercise or vesting of:
•6,038,530 performance shares from the 2021 Equity Plan, which assumes a maximum payout of 200% upon meeting certain performance targets (as a result, this aggregate reported number may overstate actual dilution);
•3,061,986 restricted stock units for employees under the 2021 Equity Plan and 67,329 deferred shares under the Directors' Plan; and
•172,998 stock options under the A&R 2015 Equity Plan that were outstanding as of December 31, 2024.
(2)    Restricted stock units and performance-based awards are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(3)    Includes the following securities:
•20,851,377 common shares remaining available under the 2021 Equity Plan that may be issued in respect of stock options, SARs, restricted shares, restricted stock units, deferred shares, performance shares, performance units, retention units, and dividends or dividend equivalents; and
•563,372 common shares remaining available under the Directors’ Plan that may be issued in respect of restricted shares, restricted stock units, deferred shares and other awards that may be denominated or payable in, valued by reference to, or based on common shares or factors that may influence the value of the common shares.

28 | CLF 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION
This CD&A explains our executive compensation programs for 2024 for the following individuals, all of whom were deemed to be NEOs during the 2024 fiscal year.

OUR NEOs FOR 2024:
Lourenco Goncalves	Chairman, President and CEO
Celso L. Goncalves Jr.	Executive Vice President, CFO
Clifford T. Smith	Executive Vice President, Chief Operating Officer
Keith A. Koci	Executive Vice President & President, Cleveland-Cliffs Services
James D. Graham	Executive Vice President, Chief Legal and Administrative Officer & Secretary

Our CD&A and the related compensation tables and narratives cover our NEOs for 2024 and analyze a variety of compensation decisions and actions. The following discussion focuses primarily on compensation actions taken and decisions made during our 2024 fiscal year, but also may contain information regarding compensation actions taken and decisions made either before or after the fiscal year to the extent that such information enhances the understanding of our executive compensation program. The CD&A includes a description of the principles underlying our executive compensation policies and our most important executive compensation decisions for 2024 and provides analysis of these policies and decisions. The discussion gives context for, and should be read together with, the data presented in the compensation tables, the footnotes and narratives to those tables and the related disclosures appearing elsewhere in this proxy statement.
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COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
OUR BUSINESS
We are a leading North America-based steel producer with focus on value-added sheet products, particularly for the automotive industry. We are vertically integrated from the mining of iron ore, production of pellets and direct reduced iron, and processing of ferrous scrap through primary steelmaking and downstream finishing, stamping, tooling and tubing. Headquartered in Cleveland, Ohio, we employ approximately 30,000 people across our operations in the United States and Canada.
HIGHLIGHTS
Throughout 2024, we continued to position the Company for long-term success and further established ourselves as a leading North America-based steel producer. We completed the acquisition of Stelco, which diversifies our end-markets, expands our geographical presence in Canada and incorporates Stelco’s industry low-cost structure into our overall asset portfolio. We also announced new strategic initiatives that are expected to provide meaningful earnings improvement in years to come; reduced our operational costs; returned substantial capital to shareholders through share repurchases; and announced new GHG emissions reduction targets after achieving our prior commitments, all with an eye toward the future and in line with our consistent strategic objectives. The acquisition of Stelco, our operational achievements, and our strategic initiatives further strengthen our position as a North American leader in the steel industry and are expected to create value for all stakeholders of the Company. Our 2024 highlights include:
•Record safety year since becoming a steel company with lowest Total Recordable Incident Rate (“TRIR”) of 0.9, which represents a more than 26% improvement from prior year;
•Completed the acquisition of Stelco during the fourth quarter of 2024;
•Further reduced unit costs year-over-year;
•Returned $733 million in capital to shareholders through share repurchases;
•Announced new GHG emissions reduction goals;
•Announced project to develop new state-of-the-art electrical transformer production plant in Weirton, West Virginia; and
•Completed successful hydrogen injection trial at Indiana Harbor #7 blast furnace.
Our Company leadership, including our CEO, Lourenco Goncalves, has strong belief in the Company’s foundation and future. This is exemplified when comparing ownership of the Company’s common shares to peer companies. Mr. Goncalves has achieved over 41 times share ownership compared to base salary, reflecting not only share awards, but significant after-tax open-market purchases as well, demonstrating further alignment with long-term shareholder interests. His share ownership represents more than 1% of outstanding Company shares, which is significantly above the average of certain peer company chief executive officers.
2024 COMPENSATION OUTCOMES
Our executive compensation programs are structured to align with the cyclical nature of the steel industry. When performance is strong, incentive plan payouts are expected to exceed targets. Conversely, in lower steel pricing environments, even with solid execution from our management team, incentive plan payouts may fall below target or reach zero. Recognizing that executive compensation outcomes must reflect the shareholder experience, our executive team recommended, and the Compensation Committee approved, reducing the non-financial component of the 2024 annual incentive program (with the exception of the safety metric) to zero. In addition, our 2022 performance awards (2022 – 2024 Long-Term Incentive Grant – Performance Cash and Shares) also paid out at zero.
These outcomes reflect our commitment to aligning executive compensation with the shareholder experience. As illustrated below, this alignment is further demonstrated through the CEO's granted versus realized pay for 2024.
While the amounts shown in the SCT reflect the grant date fair value of equity awards granted to NEOs in the year of the grants, those awards have not vested and the amounts shown in the SCT do not reflect the impact of performance-based metrics or share price performance on realized pay, which may be considerably more or less based on (i) the number of performance shares and restricted stock units that vest during the performance period, (ii) the actual number of performance shares that are earned based on actual performance achieved, and (iii) the impact of actual share price performance on the value of performance shares and restricted stock units that vest.
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COMPENSATION DISCUSSION AND ANALYSIS
The following graph illustrates the difference between the 2024 SCT compensation and realized pay of the CEO as of December 31, 2024.
SHAREHOLDER ENGAGEMENT
We are committed to ensuring that our investors fully understand our executive compensation program. Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing this program. We maintain open communications with the investment community. The feedback from our shareholder engagement efforts indicated that our shareholders were pleased with our compensation practices during 2024 and that our overall compensation structure is aligned with shareholder interests.

SHAREHOLDER ENGAGEMENT
Annual Engagement With Shareholders	✓	In 2024, we contacted our top 25 shareholders, representing over 45% of our outstanding shares (approximately 65% of the votes cast at our 2024 Annual Meeting of Shareholders), to request feedback and engagement.
	✓	Members of our senior management team met separately with each of these shareholders that accepted our offer to engage during late 2024 and early 2025. Our independent Lead Director and Chair of our Compensation Committee, Douglas Taylor, was also made available to meet with shareholders.
	✓	During 2024, members of our senior management team participated in over 900 shareholder meetings and attended over 25 in-person conferences or on-site meetings or facility tours with shareholders.
Broad Scope Discussions	We customize our meetings by aligning discussion topics with shareholder interests, including, but not limited to:
	✓	Board and Corporate Governance
	✓	Executive Compensation
	✓	Financial Performance and Business Strategy
	✓	ESG matters, including human capital, environmental, sustainability and risk management, and cybersecurity
Responsive to Shareholder Feedback	✓	Shareholders’ perspectives inform Board decisions on executive compensation programs and ESG matters
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COMPENSATION DISCUSSION AND ANALYSIS
SAY-ON-PAY RESPONSE
Our shareholders vote annually, on an advisory basis, to approve the compensation of our NEOs as set out in the CD&A section and in the compensation tables and accompanying narrative disclosure in our proxy statement. See “Proposal 2 – Approval, on an Advisory Basis, of our Named Executive Officers’ Compensation.” At our 2024 Annual Meeting of Shareholders, the advisory vote on the compensation of our NEOs received the approval of approximately 75% of the shareholders entitled to vote on the proposal, compared to 93% in 2023. The Compensation Committee carefully considers the results of this annual Say-on-Pay vote, as well as many other factors, in determining the structure and operation of our executive compensation programs. The Company also considers the valuable input received from shareholders on all engagement topics, along with advice from the Compensation Committee’s independent compensation consultant, which further inform Board discussions on our executive compensation policies and programs.

WHAT WE HEARD...	HOW WE RESPONDED...
Shareholders questioned the rigor in setting financial targets for the annual incentive program.	✓
The Compensation Committee’s philosophy is that pay should be aligned with performance. In designing the compensation program, the Committee considers that we operate in a volatile industry, which can be unpredictable during certain periods. As such, the Committee has chosen metrics and targets that would reward executives for exceptional performance, and likewise hold them accountable during periods when our performance lags. The Compensation Committee believes that this program works, as evidenced by its actions with respect to 2024 compensation payouts.
The Compensation Committee set an aggressive financial target for the 2024 short-term plan, with an Adjusted EBITDA target of $1.7 billion. We did not meet this rigorous financial target and fell below the threshold of $1.4 billion, so the financial metric portion of the short-term plan paid out at 0.0%.

Shareholders asked about the evaluation of the strategic initiatives portion for the short-term plan.	✓
Our strategic initiatives are carefully crafted each year in a way that promotes long-term value creation and long-term sustainability of our company. These strategic initiatives include a mix of operational, commercial, regulatory and transactional goals that align with the Company’s growth. In response to shareholder feedback, we have enhanced our disclosure over the years to provide additional transparency, while maintaining the flexibility to modify these goals to reflect the macroeconomic environment. The Compensation Committee is committed to aligning short-term strategic goals to the long-term value of the Company. This is evidenced by the actions it has taken with respect to the payout for strategic initiatives.
For 2024, following Compensation Committee evaluation, it was determined that we achieved all strategic initiatives as well as additional initiatives deemed significant by the Compensation Committee to advancing the Company. However, in light of the overall financial performance of the Company, management recommended to the Compensation Committee to exercise its discretion and reset the strategic initiative payout to 0.0%, which was ultimately accepted by the Compensation Committee.

We appreciate the thoughtful feedback that we received from our shareholders, and we continue to offer an overall executive compensation program that we believe aligns with shareholders’ long-term interests. Our executive compensation program is aligned for management to be compensated appropriately. Strategy remains a meaningful portion of the annual incentive program and is rigorously evaluated by the Compensation Committee when setting targets and evaluating results. In addition, our shareholders have consistently expressed their view that Mr. Goncalves is critical to the long-term success of the Company and that his retention needs to be a top priority of the Compensation Committee. The Board also views Mr. Goncalves as a uniquely talented CEO and recognizes the importance of retaining him for the long term. As such, the Compensation Committee has put together a compensation package that it believes will incentivize Mr. Goncalves to remain in his current role at Cleveland-Cliffs.
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COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES
EXECUTIVE COMPENSATION PROGRAM
The NEOs’ compensation program consists of three primary elements: base salary, annual incentive and long-term incentive. Our primary 2024 compensation components are detailed below:

	FORM OF PAYMENT	PERFORMANCE PERIOD	PERFORMANCE CRITERIA	HOW IT’S PAID	MORE INFORMATION
Base Salary	Cash	Ongoing	Alignment of salary with performance is evaluated on an annual basis	Pay checks distributed two times per month	Page 39
Annual Incentive	Cash	One year	Performance scorecard with performance standards that are related to our financial metrics, strategic initiatives and safety	Single cash payment in February 2025 for the 2024 plan year	Page 39
Long-Term Incentive	34% Performance Cash	Three-year cliff vesting	Relative Total Shareholder Return (“TSR”) share price performance measured against the share price performance of the comparator group	Granted in February 2024; vest in December 2026 with the potential funding from 0%-200% of the target grant depending on the level of performance attained	Page 42
33% Performance Shares
	33% Restricted Stock Units	Three-year cliff vesting	Time-based restricted stock units, subject to continued employment with the Company	Granted in February 2024; vest in December 2026	Page 42
The Compensation Committee designed our executive compensation program to help attract, motivate, reward and retain high-performing executives. Consistent with prior years, the goal was to align pay with Cliffs’ performance in the short term, through variable cash compensation based on measures of financial performance and operational and strategic excellence, as well as over the long term, through stock-based and cash-based incentives. Our compensation philosophy was to place a significant portion of compensation at risk based on our performance and increase the portion of compensation that is at risk as the responsibility level of the individual increases, consistent with market practices.
Our guiding compensation principles, as established by the Compensation Committee for 2024, were as follows:
•Align short-term and long-term incentives with results delivered to shareholders;
•Be transparent, helping to ensure that executives and shareholders understand our executive compensation program, including the objectives, mechanics, and compensation levels and opportunities provided;
•Design incentive plans that focus on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative TSR, measured by share price appreciation plus dividends, if any) and performance against other key objectives tied to our business strategy (including safety);
•Set difficult or “stretch” financial targets relative to expectations and closely scrutinize strategic objectives;
•Provide competitive compensation elements over the short term (base salary) and long term (equity and retirement benefits) to encourage long-term retention of our key executives; and
•Continue to structure executive programs as in prior years to align with corporate governance best practices (such as not providing "gross-ups" related to change in control payments, using “double-trigger” vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and adopting a NYSE-compliant clawback policy related to incentive compensation for our executive officers).
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COMPENSATION DISCUSSION AND ANALYSIS
PAY FOR PERFORMANCE COMPENSATION MIX
Pay for performance is a key feature in our compensation philosophy. An essential principle of our compensation program is to tie compensation to the achievement of specific financial and performance goals that further our business strategies and reward actual performance. As such, a significant portion of our NEOs’ compensation is conditioned on the achievement of challenging performance goals and, therefore, is at risk. The Company uses a three-year performance measurement period for all awards other than those under the annual incentive program to emphasize performance over a longer period of time and to mitigate compensation risk.

Fixed	BASE SALARY
	✓	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent and provide stable income to reward fulfilling day-to-day responsibilities
At Risk	ANNUAL INCENTIVE
	✓	Motivate and reward executives for performance on key strategic, operational and financial measures during the year
LONG-TERM INCENTIVE
	✓	Motivate and reward executives for achievement on a key long-term performance metric
	✓	Align the interests of executives with long-term shareholder value
	✓	Retain executives
We believe that paying a significantly larger at risk percentage to our NEOs advances our pay-for-performance compensation philosophy. The following charts depict for Mr. Goncalves, our CEO, and for all our NEOs together, the mix of fixed and at risk annual and long-term compensation that would have been paid assuming target achievement for 2024.
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COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION GOVERNANCE BEST PRACTICES
The Compensation Committee and management review the compensation and benefit programs for our NEOs to align the programs with our philosophy and objectives. Accordingly, we have adopted the following key policies and practices in response to evolving good governance practices in executive compensation and changes in our business and industry:

BEST PRACTICES

✓	Set rigorous incentive award metrics that are objective and tie to Company performance
✓	The Compensation Committee reserves the right to reduce payouts when performance does not align with the shareholder experience
✓	Provide a considerable proportion of NEO compensation in the form of performance-based awards
✓	Include caps on individual payouts in incentive plans
✓	Use double-trigger vesting in connection with a change in control with respect to our long-term equity awards
✓	Maintain a NYSE-compliant incentive compensation clawback policy for our executive officers
✓	Set robust share ownership guidelines for our NEOs
✓	Regularly engage with shareholders to discuss governance and executive compensation matters
✓	Conduct an annual Say-on-Pay advisory vote
✓	Conduct annual compensation-related risk reviews
✓
Maintain an insider trading policy that, among other things, prohibits any officer from engaging in speculative trading activities with respect to Company securities, such as shorting, hedging and pledging transactions

✓	Retain an independent executive compensation consultant to advise the Compensation Committee, which is composed entirely of independent directors
✓	We don’t allow highly leveraged incentive plans that encourage excessive risk taking
✓	We don’t offer employment agreements for executive officers
✓	We don't permit repricing or backdating of stock options without shareholder approval
✓	We don’t pay tax “gross-ups” on change in control payments related to excise taxes and cash paid in lieu of health and welfare benefits
✓	We don’t provide service credits for prior employment related to the Supplemental Executive Retirement Plan (the “SERP”) benefit
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COMPENSATION DISCUSSION AND ANALYSIS
DEVELOPMENT AND OVERSIGHT OF EXECUTIVE COMPENSATION
COMPENSATION SETTING PROCESS
The Compensation Committee uses a multi-step process for setting compensation levels and opportunities and validating our pay targets. The table below describes and summarizes the analyses involved in this process:

## COMPENSATION PLANNING AND SETTING PROCESS

| STEP 1 | STEP 2 | STEP 3 | STEP 4 |
|---|---|---|---|
| **Base Salary and Performance Goal Setting** | **Monitoring and Oversight** | **Ongoing Shareholder Engagement** | **Payout** |
| ✓ **December – February** (beginning of each cycle). Approve CEO and other NEOs' base salary; approve short and long-term incentive performance goals and awards | ✓ **July.** Review Say-on-Pay results; Compensation Comparator Group review | ✓ **On a regular basis.** Seek feedback from our shareholders to help ensure the overall compensation structure is aligned with shareholders' interest | ✓ **End of each year.** Approve annual incentive based on the achievement of performance metrics and strategic initiatives |
| | ✓ **October.** Conduct Market Compensation and Compensation Risk review | | ✓ **End of 3-year period.** Approve long term incentive based on Relative TSR achievement against the share price performance of our comparator group |
| | ✓ **Year Round.** Monitor short and long-term incentive performance goals; monitor Share Ownership vs. Guidelines | | |

During the first quarter of the year, the Compensation Committee reviews our year-end financial results and, based on its evaluation of our achievement of the predefined financial, safety, and strategic performance goals and objectives, determines payouts for the awards from the previous plan year. Also during the first quarter of each year, the Compensation Committee authorizes compensation programs for the current year and establishes specific financial, safety and strategic performance goals for relevant performance periods.
THE ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee establishes our executive compensation program, including compensation for our NEOs. The specific responsibilities of the Compensation Committee related to executive compensation include:
Oversight of Compensation Policies and Programs
•Oversee development and implementation of our compensation policies and programs for executive officers;
•Help ensure that the criteria for awards under the Executive Management Performance Incentive (“EMPI”) Plan (used for our annual incentive awards) and the Long-Term Incentive (“LTI”) Program are appropriately related to our business strategy and operating performance objectives; and
•Make recommendations to the Board with respect to the approval, adoption and amendment of all cash- and equity-based incentive compensation plans in which any of our executive officers participate.
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COMPENSATION DISCUSSION AND ANALYSIS
Review of Executive Officer Performance and Approval of Compensation
•At least annually, evaluate the performance of our executive officers and determine and approve such officers’ compensation levels, except for the CEO;
•Approve the compensation level of the CEO, subject to ratification by the independent members of the Board;
•Determine and measure achievement of corporate and individual goals and objectives for our executive officers under our incentive compensation plans; and
•Approve equity-based awards granted to our executive officers.
Review of Employment and Severance Plans; Assistance in Succession Planning; Review of Candidates
•Review and recommend executive officer candidates and their employment offers to the Board for consideration and election;
•Review and approve severance or retention plans and any severance or other termination payments proposed to be made to executive officers; and
•Assist the Board with respect to management development and succession planning.
THE ROLE OF EXECUTIVE MANAGEMENT
The following describes the role of the executive officers in 2024 in the compensation process:
•Proposed performance measures and levels for our annual and long-term incentive programs after reviewing our operational forecasts, key economic indicators affecting our businesses, historical performance, recent trends and our business strategy;
•Proposed performance measures that they believed to be most important and meaningful to the achievement of our strategic goals;
•Proposed what they believed to be the appropriate weighting for each factor in the calculation of overall incentive awards and threshold, target and maximum payout levels appropriate for each of the performance measures we chose; and
•Proposed payout levels for incentive awards based on our actual achievement of the implemented performance measures.
The Compensation Committee, with the advice of its independent executive compensation consultant described below, reviews the proposed performance measures and weightings each December. During meetings in January and February of the subsequent year, the Compensation Committee reviews and approves threshold, target and maximum payout levels and makes the final determination of what performance measures, weightings and payout levels will be used for each type of incentive award. The Compensation Committee often directs members of management to work with its independent executive compensation consultant to provide information and otherwise assist with the consultant’s analyses. However, the Compensation Committee does not delegate any of its decision-making authority regarding these matters to executive officers or other members of management. During meetings in January and February of the subsequent year, the Compensation Committee, based on the input from executive management, reviews and determines the payout levels for incentive program awards based on our actual achievement against the implemented performance measures and goals.
THE ROLE OF THE EXECUTIVE COMPENSATION CONSULTANT
The Compensation Committee initially engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent executive compensation consultant in 2014 and reviews the engagement on an annual basis. The executive compensation consultant reports directly to the Compensation Committee on all work assignments from the Compensation Committee. The Compensation Committee retains the executive compensation consultant directly, although in carrying out its assignments, the executive compensation consultant also interacts with management when necessary and appropriate. Specifically, members of management interact with the consultant to provide compensation and performance data for individual executives and the Company. In addition, the executive compensation consultant, in its discretion, seeks input and feedback from our CEO and other members of management regarding its work product prior to presenting such work product to the Compensation Committee to confirm the work product’s alignment with our business strategy, determine what additional data needs to be gathered, or identify other issues.
The executive compensation consultant's work for the Compensation Committee with respect to 2024 compensation matters included:
•Commenting on the competitiveness of our executive compensation program;
•Advising on compensation program design and structure;
•Reviewing the relationship between executive compensation and Company performance;
•Assisting in the preparation of our proxy statement, including the Pay Versus Performance disclosure;
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COMPENSATION DISCUSSION AND ANALYSIS
•Conducting the annual risk assessment to confirm that metrics and initiatives are appropriate to drive high performance without encouraging undue risk-taking;
•Verifying the compensation comparator group remains suitable to use to assess the appropriateness and competitiveness of our executive compensation program; and
•Preparing comparative compensation information regarding executive compensation, including evaluating the compensation of our comparator group (discussed below).
THE INDEPENDENCE OF THE EXECUTIVE COMPENSATION CONSULTANT
With respect to Pearl Meyer, the Compensation Committee considers that the executive compensation consultant is independent and does not have a conflict of interest in its engagement by the Compensation Committee or with respect to its work. In reaching this conclusion, the Compensation Committee considered in particular the following factors confirmed to the Compensation Committee by the executive compensation consultant:
•The executive compensation consultant provides no other services to the Company (it provides only executive and director compensation advisory services to the Compensation Committee and Governance Committee, respectively);
•The executive compensation consultant maintains a conflicts policy to prevent a conflict of interest or other independence issues;
•None of the individuals on the executive compensation consultant's team assigned to the engagement has any business or personal relationship with members of the Compensation Committee outside of the engagement;
•Neither the individuals on the executive compensation consultant's team assigned to the engagement, nor to our knowledge the executive compensation firm, has any business or personal relationship with any of our executive officers outside of the engagement;
•None of the individuals on the executive compensation consultant's team assigned to the engagement maintains any direct individual position in our shares;
•The executive compensation consultant has regular discussions with only the members of the Compensation Committee (or select members of the Compensation Committee) present and when it interacts with management, it is at the Compensation Committee chair’s request and/or with the chair’s knowledge and approval;
•None of the individuals on the executive compensation consultant’s team assigned to the engagement has provided any gifts, benefits or donations to us, nor have they received any gifts, benefits or donations from us; and
•The executive compensation consultant is bound by strict confidentiality and information sharing protocols.
COMPENSATION COMPARATOR GROUP REVIEW
When making decisions regarding the compensation of our NEOs, the Compensation Committee considers information from a variety of sources and survey data, as well as detailed proxy analysis of the executive compensation among the members of our comparator group.
The Compensation Committee, with assistance from Pearl Meyer, periodically evaluates the structure of the comparator group based upon the Company's business profile. Pearl Meyer, at the direction of our Compensation Committee, utilized a wide range of industries and financial criteria to select publicly-traded companies with comparable pay models, revenues and company market capitalization values. In 2024, the Compensation Committee reviewed the compensation comparator group and determined that no changes be made to the compensation comparator group. Below is a chart that details the process used to determine the 2024 compensation comparator group and the 18 companies:

PROCESS FOR DETERMINING COMPENSATION COMPARATOR GROUP

Industry: U.S. publicly-traded companies on major exchange and in similar industry
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Similar Scale: Revenue approximately 0.50 to 2.5 times that of Cliffs
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Business Fit: Direct business and labor market competitors
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COMPENSATION COMPARATOR GROUP
Alcoa Corporation	Johnson Controls International	Reliance Inc.
Cummins Inc.	LyondellBasell Industries N.V.	Stanley Black & Decker, Inc.
DuPont de Nemours, Inc.	Nucor Corporation	Steel Dynamics, Inc.
Freeport-McMoRan Inc.	PACCAR Inc.	Trane Technologies
Illinois Tool Works Inc.	Parker-Hannifin Corporation	United States Steel Corporation
International Paper Company	PPG Industries, Inc.	WestRock Company[1]
1.WestRock Company was acquired in July 2024 and will be removed from future comparator groups.
38 | CLF 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
ANALYSIS OF 2024 COMPENSATION DECISIONS
BASE SALARY
The Compensation Committee annually reviews and approves the base salaries for the CEO and other executives, including the NEOs (subject, in the case of the CEO, to ratification by the independent members of the Board). In making a determination of the appropriate level of an executive's base salary, the Compensation Committee considers a number of factors, including:
•Range, scope and complexity of each NEO’s role;
•Comparability with the external (market median) and internal marketplace (roles of similar responsibilities, experience and organizational impact);
•Individual performance;
•Tenure and experience; and
•Retention considerations.
In December 2023, the Compensation Committee reviewed the base salaries of the NEOs and determined the following: (1) effective January 1, 2024, the NEOs each received a merit increase of approximately 4%, which increase was consistent with the merit increases generally applied to the salaried employees of the Company; and (2) Mr. C. Goncalves and Mr. Graham received market adjustments (including the 4% merit increase) based on the factors listed above, particularly due to the fact that they were below the market median. The 2024 base salaries for the NEOs were as follows:

	2023 ($)	INCREASE (%)	2024 ($)
Goncalves	2,116,000	4.0	2,201,000
C. Goncalves	750,000	13.3	850,000
Smith	859,000	4.0	893,000
Koci	710,000	4.0	738,000
Graham	681,000	5.7	720,000
ANNUAL INCENTIVE PROGRAM (EMPI PLAN)
Our EMPI Plan provides an opportunity for our NEOs to earn an annual cash incentive based on our financial and strategic performance relative to business plans and thereby align actual pay results with the short-term business performance of the Company. Target annual incentives generally are positioned at or above market median. Therefore, when combined with salaries generally at median, the total target cash compensation opportunity for our NEOs generally is positioned at or above market median on average, which approach is needed to attract and retain talent in a competitive job market. The positioning of individual NEOs may vary from this general target based on the factors described above.
The EMPI Plan award payout is calculated as follows:

Base Salary ($)	X	Target Award Level (%)	X	2024 Funding (%)	=	EMPI Award ($)
2024 EMPI Plan Award Opportunities. In February 2024, the Compensation Committee established threshold, target and maximum EMPI Plan award opportunities, expressed as a percentage of base salary, for each NEO. Mr. C. Goncalves’ EMPI target percentage opportunity was increased from 100% to 120% to reflect additional responsibility for the Company’s business development function. Actual incentive payouts below maximum funding levels were determined under a weighted scoring system, with the scoring of each performance metric expressed as a percentage of the maximum payout, subject to Compensation Committee negative discretion.
EMPI Plan award opportunities (expressed as a percentage of the base salary) for the NEOs were as follows:

	2024 BASE SALARY ($)	THRESHOLD (%)	TARGET (%)	MAXIMUM (%)
Goncalves	2,201,000	100	200	400
C. Goncalves	850,000	60	120	240
Smith	893,000	60	120	240
Koci	738,000	60	120	240
Graham	720,000	50	100	200
39 | CLF 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
2024 EMPI Plan Performance Measures. The EMPI Plan uses a performance scorecard with performance standards that are related to our financial metrics, strategic initiatives and safety. The annual incentive program is based 50% on financial performance, 40% on strategic initiatives and 10% on a safety scorecard (the “Safety Scorecard”) evaluation. Cliffs believes that a significant portion of our NEOs’ potential compensation should be dependent on our business results as well as our NEOs’ successful leadership.
2024 EMPI Plan Target Setting and 2024 Results. Performance targets and ranges under the EMPI Plan were established and approved by the Compensation Committee in the first quarter of 2024, taking into consideration management's financial plans and business strategy for that year, as well as market expectations. The financial performance measure of Adjusted EBITDA and the Safety Scorecard measure were assigned a minimum threshold level, a target level and a maximum level, representing attainment of 25%, 50% and 100%, respectively, of the EMPI Plan maximum award opportunities associated with those elements. For performance below the minimum threshold performance requirement for each such metric, funding would be zero percent for that factor.
For 2024, the Compensation Committee made the following determinations regarding the annual incentive metrics:
•Adjusted EBITDA (50%)
◦The Compensation Committee continued to utilize Adjusted EBITDA as a financial performance metric. The Compensation Committee believes that Adjusted EBITDA provides the most accurate measure of our ongoing core operating results and is the most accurate reflection of our Company’s financial performance. It also allows the Compensation Committee to more fully assess the Company’s productivity and efficiency, as well as to evaluate comparative results period-over-period. The Compensation Committee chose this metric because it keeps management focused on sustaining and improving the Company’s underlying business value each year. Given the importance of this financial metric, the Compensation Committee continued to believe that 50% of the annual incentive should be tied to Adjusted EBITDA.
A reconciliation for Adjusted EBITDA to net income can be found in Annex A to this proxy statement.
•Safety Scorecard (10%)
◦The health and safety of our employees and contractors remains a cornerstone of the sustainability of our Company, and we take pride in fostering a compliance culture that strives to meet or exceed all applicable regulatory requirements. As such, the Compensation Committee again chose to integrate the Safety Scorecard into the annual incentive program to keep management focused on ensuring the safety and well-being of our employees and contractors.
◦The Safety Scorecard measures our TRIR. The formula for calculating TRIR is total number of recordable cases, multiplied by 200,000, divided by total hours worked by all employees during the year covered. TRIR is generally considered an excellent performance indicator of the Company’s safety culture, as it represents the number of injuries per hours worked. Furthermore, although TRIR is a lagging indicator, its primary value as a metric is to evaluate and quantify the Company’s safety performance. The Compensation Committee determined that the Safety Scorecard should be a significant part of the annual incentive program, but not the primary driver, so the Compensation Committee again set the weighting for the Safety Scorecard at 10% of the annual incentive. The Safety Scorecard measured TRIR based on a target of achieving a 5% improvement in performance over 2023 TRIR results. The Compensation Committee sets goals for the Safety Scorecard each year based on the previous year's results.
•Strategic Initiatives (40%)
◦Each year the Compensation Committee reviews our strategy and develops related qualitative initiatives as additional measures for the annual incentive compensation program. Qualitative, business plan-driven strategic initiatives are an important part of growing our long-term value. Our extensive operational footprint and large employee population mean that our business depends on more than simply meeting financial targets each year. Accordingly, we also require our executives to focus on advancing and completing specific projects and initiatives related to our long-term growth and sustainability.
◦For 2024, the Compensation Committee again set the weighting of strategic initiatives at 40% of the annual incentive in order to emphasize the importance of these metrics.
40 | CLF 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
2024 EMPI Payout Results
•In summary, the respective weightings and funding results for Adjusted EBITDA, Safety Scorecard and Strategic Initiatives were as follows:

2024 EMPI Plan

EMPI PLAN PERFORMANCE METRIC	THRESHOLD 50%	TARGET 100%	MAXIMUM 200%	WEIGHTING (%)	2024 ACTUAL	2024 FUNDING (%)
Adjusted EBITDA ($ in millions) (1)	$1,400	$1,700	$2,000	50.0	$780	—
Safety Scorecard	3.5%	5.0%	6.5%	10.0	26.2%	20.0
Strategic Initiatives:	—	—	—	40.0	—	—
▪Exceed capital returns to shareholders in 2024 compared to 2023
▪Further brand identity as leader in American Iron and Steel
▪Increase exposure to projects related to the Bipartisan Infrastructure Law, the Inflation Reduction Act, and/or CHIPS Act
▪Maintain leadership role in electrical steel
▪Continue industrial scale trials of hydrogen use throughout footprint
▪Advance DOE sponsored projects
▪Any Initiatives the Compensation Committee deems significant to advancing the Company

			Total	100.0		20.0
(1)See Annex A to this proxy statement for an explanation of our non-GAAP financial measure, Adjusted EBITDA.
•The Compensation Committee provided the following assessment for Adjusted EBITDA:
◦Our Adjusted EBITDA performance for 2024 was below threshold.
•The Compensation Committee provided the following assessment of the Safety Scorecard:
◦Our health and safety performance for 2024, which demonstrates the focus by all hourly and salaried employees on safe production, significantly exceeded the maximum EMPI metric, with a more than 26% improvement in our TRIR. Accordingly, the Compensation Committee approved a 200% payout for this metric.
•The Compensation Committee provided the following assessment for Strategic Initiatives:

2024 EMPI Plan Strategic Initiatives

Exceed capital returns to shareholders in 2024 compared to 2023. During 2024, we returned $733 million in capital to shareholders through our share repurchase programs, compared to $152 million in 2023.

Further brand identity as leader in American Iron and Steel. We further established ourselves as a leading North America-based steel producer through the acquisition of Stelco in the fourth quarter of 2024. The Stelco acquisition confirmed our leadership in integrated steel production in North America and strengthened our cost position by incorporating one of the lowest cost flat-rolled steelmaking assets in North America into our overall footprint.

Increase exposure to projects related to the Bipartisan Infrastructure Law, the Inflation Reduction Act, and/or CHIPS Act. We have continued to see increased demand of our products for projects related to the Bipartisan Infrastructure Law, the Inflation Reduction Act and CHIPS Act. We expect to see continued demand for our products related to these projects for years to come.

Maintain leadership role in electrical steel. We continue to be the leading producer of electrical steels referred to as Grain-Oriented Electrical Steel (“GOES”) and Non-Oriented Electrical Steel (“NOES’) in the United States. Our participation in the electrical steel market is expected to continue to increase with greater electrical vehicle adoption and additional demand for our GOES at our recently announced electrical distribution transformer production plant.

Continue industrial scale trials of hydrogen use throughout footprint. We completed a successful blast furnace hydrogen injection trial at Indiana Harbor #7 blast furnace. This trial represented the second blast furnace within our footprint to utilize hydrogen as a reductant and fuel source, following the successful trial at Middletown Works in 2023.

Advance DOE sponsored projects. In March 2024, we were selected by the DOE for award negotiations to receive up to $575 million in total funding for two projects to accelerate industrial decarbonization technologies at our Butler Works and Middletown Works facilities. These projects are expected to dramatically reduce GHG emissions intensity and lower production costs.

Any Initiatives the Compensation Committee deems significant to advancing the Company. In July 2024, we announced our intention to establish a new state-of-the-art electrical distribution transformer production plant in Weirton, West Virginia to address the critical shortage of distribution transformers across the United States. In May 2024, we announced our commitment to new GHG emissions reduction targets after we successfully achieved our prior commitment set in 2021 ahead of schedule.

•The Compensation Committee reviewed the Company’s financial metric, strategic performance and safety as summarized above. Based on this assessment, the Compensation Committee made the following determinations:
◦The Compensation Committee approved the Adjusted EBITDA payout at 0%.
◦Following the assessment of the strategic initiatives, the Compensation Committee approved them at target, which would equate to a weighted payout of 40%. However, in light of the Company's overall financial performance for 2024, management recommended that the Compensation Committee exercise its negative
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COMPENSATION DISCUSSION AND ANALYSIS
discretion to reset the payout to 0%. The Compensation Committee agreed with this recommendation and chose to exercise such discretion accordingly.
◦The Compensation Committee approved the Safety Scorecard payout at 20% to recognize the focus by all hourly and salaried employees on safe production.
•Total funding under the EMPI Plan was 20%. The total annual incentive amounts paid to NEOs are set forth in the following table:

	2024 BASE SALARY ($)	TARGET AWARD LEVEL (%)	TARGET AWARD LEVEL ($)	PAYOUT ACHIEVED (%)	EMPI PLAN PAYOUT ($)

Goncalves	2,201,000	200	4,402,000	20	880,400
C. Goncalves	850,000	120	1,020,000	20	204,000
Smith	893,000	120	1,071,600	20	214,320
Koci	738,000	120	885,600	20	177,120
Graham	720,000	100	720,000	20	144,000
•The objective is to establish target goals in any given year that are challenging yet achievable, with a much higher level of difficulty to achieve performance that generates the maximum payout. Over the last ten years, the actual performance results of the EMPI Plan have averaged 136.7% of target and ranged from a low of 20% of target to a high of 200% of target as shown in the chart below:
LONG-TERM INCENTIVE (“LTI”) PROGRAM
Our LTI Program rewards the NEOs based on the future performance of our Company by providing awards for creating value for our shareholders. The goals of the LTI Program are to:
•Help ensure the NEOs’ financial interests are aligned with our shareholders’ interests;
•Motivate decision making that improves financial performance over the long term;
•Recognize and reward superior financial performance of our Company;
•Provide a retention element to our compensation program; and
•Promote compliance with the Share Ownership Guidelines for executives.
Each year, we establish a target long-term incentive award opportunity for each NEO as a pre-determined percentage of base salary based on market competitive practices and internal equity considerations. In general, the Compensation Committee sought to position target long-term incentive opportunities above the median of market for equivalent roles so that, in combination with base salaries and at or above market annual incentive targets, the total target compensation opportunity for our NEOs is generally above the median of market on average. Actual positioning may vary from this target for NEOs based on the factors previously described. In addition, actual awards to each NEO may vary from the target established for each role, based on the CEO’s assessment of individual performance in the case of grants made to NEOs other than the CEO, and based on the
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COMPENSATION DISCUSSION AND ANALYSIS
Board’s assessment of the CEO’s performance in the case of grants made to the CEO. None of the target percentage opportunities were increased over target percentage opportunities in effect for 2023.
Administrative Process. Long-term incentive awards for our NEOs are granted annually on the date of the Compensation Committee’s approval or a later date as set by the Compensation Committee. Grants for new or newly promoted NEOs or for long-term retention are approved by the Compensation Committee at the next regularly scheduled Compensation Committee meeting following the hire or promotion date or in a special meeting, as needed. We do not schedule grants to coordinate with the release of material non-public information. All NEOs’ grants in 2024 were awarded under the 2021 Equity Plan.
2022, 2023 and 2024 Long-Term Incentive Grants. The Compensation Committee divided the annual long-term incentive grants to the NEOs into three components: 34% performance cash incentive awards; 33% performance share awards; and 33% restricted stock units.
Performance Cash Incentive Awards and Performance Share Awards. The performance cash incentive awards and the performance share awards granted provide an opportunity to earn cash and shares based on our performance over a three-year period, with potential funding from zero to 200% of the target grant depending on the level of attained performance. The cash and shares are earned based on achieving relative TSR, as compared to comparator companies’ returns in the metals and mining industry (performance cash and shares comparator companies are identified below). Payout is not capped at a specific percentage in the event of negative TSR over the performance period due to the volatility of our industry in comparison to the broader market and our focus on outperforming our peers.
The calibration of the pay-for-performance relationship for the grants is as follows, and payout is interpolated for performance between threshold, target and maximum levels:

		PERFORMANCE LEVEL
PERFORMANCE FACTOR	WEIGHT	BELOW THRESHOLD	THRESHOLD	TARGET	MAXIMUM
Relative TSR	100%	Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
Payout		—%	50%	100%	200%
For 2024, the Compensation Committee made the following determination regarding the metric for our LTI Program:
Our LTI performance share and performance cash programs, in which payout is determined by our relative TSR performance, have demonstrated a strong link to shareholders’ investment interests. The Compensation Committee decided to keep relative TSR as the metric for our LTI Program given its strong alignment with shareholder interests and the continued emphasis on incentivizing management to outperform our peers.
For 2024, the Compensation Committee made the following determinations regarding goals for relative TSR:
The design of our LTI program, which targets incentive payouts for achieving the median of the peer group in relative TSR, aligns NEOs’ compensation with shareholder interests and drives long-term growth. This metric provides a strong link between pay and performance, the Compensation Committee did not see a need to make adjustments to this metric for 2024.
Restricted Stock Units. Restricted stock unit grants are generally earned based on continued employment over a period of approximately three years and are retention-based awards. These restricted stock unit awards generally vest on December 31 closest to the end of the three-year period and are payable in our common shares.
2024 LTI Comparator Group. The comparator group used for the 2024 performance cash incentive and performance share awards that are tied to relative TSR is comprised of 32 constituents of the SPDR S&P Metals and Mining ETF (excluding Cliffs) at the beginning of the three-year performance period, which started on January 1, 2024. Our 2024 performance comparator group consists of:

LTI COMPARATOR GROUP

Alcoa Corp	Compass Minerals International	MP Materials Corp	Reliance Steel & Aluminum
Alpha Metallurgical Resources	Consol Energy Inc	Newmont Corp	Royal Gold Inc
Arch Resources Inc	Freeport-Mcmoran Inc	Nucor Corp	Ryerson Holding Corp
ATI Inc	Haynes International Inc	Olympic Steel Inc	Steel Dynamics Inc
Carpenter Technology	Hecla Mining Co	Peabody Energy Corp	Suncoke Energy Inc
Century Aluminum Company	Kaiser Aluminum Corp	Piedmont Lithium Inc	United States Steel Corp
Coeur Mining Inc	Materion Corp	Radius Recycling	Uranium Energy Corp
Commercial Metals Co	Metallus Inc	Ramaco Resources Inc-A	Worthington Steel

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COMPENSATION DISCUSSION AND ANALYSIS
The performance comparator group focuses on steel, metals and commodity mineral mining companies that generally will be affected by the same long-term market conditions that affect us. The Compensation Committee evaluates this comparator group for each new cycle of the performance cash and performance share program based on recommendations made by its independent compensation consultant and makes adjustments as needed based on changes in the industry makeup and relevance of our specific comparators. The performance comparator group used to assess performance for performance cash and share incentive awards is not the same as the comparator group used to assess the competitiveness of our compensation, because the latter is limited to those companies who are more similar in revenue and industry.
2024 – 2026 Performance Cash Incentive Awards, Performance Share Awards and Restricted Stock Unit Grants. On February 21, 2024, the Compensation Committee approved target performance cash incentive awards, performance share awards and restricted stock unit awards for our NEOs under the 2021 Equity Plan. The number of shares subject to the awards granted to each NEO was determined by dividing the applicable grant values by the 60-day average closing price of our common shares ending on the date of grant ($18.96 for grants made in February 2024). The use of the 60-day average price to calibrate the number of units granted limits the potential to grant an unusually high or low number of units due to an exceptionally low or high share price on the date of grant. The following amounts of performance cash incentive awards, performance share awards and restricted stock units granted at the closing share price of $19.54 per share on February 21, 2024, the date of grant, were awarded to our NEOs for the 2024 – 2026 performance period:

	TARGET (%)	TOTAL GRANT VALUE ($)	TARGET PERFORMANCE CASH INCENTIVE AWARDS ($)	TARGET PERFORMANCE SHARE AWARDS (#)	RESTRICTED STOCK UNITS (#)
Goncalves	600	13,472,617	4,490,040	229,851	229,851
C. Goncalves	450	3,902,212	1,300,500	66,574	66,574
Smith	450	4,099,623	1,366,290	69,942	69,942
Koci	450	3,388,042	1,129,140	57,802	57,802
Graham	400	2,938,163	979,200	50,127	50,127
2023 – 2025 Performance Cash Incentive Awards, Performance Share Awards and Restricted Stock Unit Grants. In 2023, the Compensation Committee approved target performance cash incentive awards, performance share awards and restricted stock unit awards under the 2021 Equity Plan for our NEOs. The restricted stock unit awards generally vest on December 31, 2025, and are payable in our common shares. The performance awards utilize essentially the same payout matrix as designed for the 2024 performance awards and will pay out, to the extent earned, in common shares and cash in early 2026, but they are not yet earned or determinable.
Payout Determined for the 2022 – 2024 Long-Term Incentive Grant – Performance Cash and Shares; Restricted Stock Unit Vesting. Our 2022 performance awards, under the 2021 Equity Plan, utilized essentially the same payout matrix as designed for the 2024 performance awards. In January 2025, the Compensation Committee determined that, for the three-year performance period ended on December 31, 2024, we achieved relative TSR performance below threshold goal (9.6 percentile) of our constituent companies in the SPDR S&P Metals and Mining ETF at the beginning of the three-year performance period, which started on January 1, 2022, resulting in a payout level of 0.0% for the performance cash and performance share awards. In addition, the 2022 restricted stock unit awards vested according to their terms on December 31, 2024.
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COMPENSATION DISCUSSION AND ANALYSIS
RETIREMENT AND DEFERRED COMPENSATION BENEFITS
DEFINED BENEFIT PENSION PLAN
We maintain a defined benefit pension plan (the “Pension Plan”) and SERP in which all of the NEOs are eligible to participate following one year of service. The Compensation Committee believes that pension benefits are a typical component of total benefits for employees and executives at companies in industries similar to ours and that providing such benefits is important to delivering a competitive package to attract and retain employees. The objective of the SERP is to provide benefits above the statutory limits for qualified pension plans for highly paid executives.
401(k) SAVINGS PLAN
Our NEOs are eligible to contribute up to 35% of their base salary under our 401(k) Savings Plan. Annual contributions are limited by Internal Revenue Service (“IRS”) regulations. For the 2024 calendar year, employee pre-tax contributions were limited to $23,000 ($30,500 for persons age 50 or older). We match 100% of employee contributions up to the first three percent and 50% for the next two percent of contributions. We believe our 401(k) match is competitive and necessary to attract and retain employees.
DEFERRED COMPENSATION PLAN
Under the 2012 Non-Qualified Deferred Compensation Plan (amended and restated effective as of July 24, 2024) (the “NQDC Plan”), the NEOs and other senior executives are permitted to defer, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that addresses the goal of attracting and retaining talent.
Deferrals earn interest at the Moody’s Corporate Average Bond Yield, which was an average of 5.21% for 2024, or any mutual investment option provided in the 401(k) Savings Plan for U.S. salaried employees. Additionally, the NQDC Plan provides for an annual supplemental matching contribution. The amount of the supplemental matching contribution is equal to what the NEO would have received as matching contributions in the 401(k) Savings Plan without regard to the applicable IRS maximum compensation limits for 2024.
OTHER BENEFITS
Our other benefits and perquisites for senior executives, including our NEOs, are limited to Company-paid parking, fitness reimbursement program, executive physicals, personal financial services, and certain commuter and travel expenses. The Compensation Committee believes that these benefits prevent distraction from duties for executive officers and encourage the health and well-being of our executive leadership team. Due to the location of our corporate office, we generally provide Company-paid parking to all of our corporate employees. These benefits are disclosed below in the SCT under “All Other Compensation” and described in footnote (6).
SUPPLEMENTARY COMPENSATION POLICIES
Cliffs uses several additional policies to help ensure that our overall compensation structure is aligned with shareholder interests and is competitive with market practices. Specific policies include:
SHARE OWNERSHIP GUIDELINES
We have adopted Share Ownership Guidelines to help ensure that senior executives, including our NEOs, have a meaningful direct ownership stake in Cliffs and that the interests of executives thereby are aligned with our shareholders. Our guidelines provide that senior executives, including our NEOs, own shares at least equal to the dollar value of the respective multiple of their base salary. The guidelines are as follows:

MULTIPLE OF BASE PAY
CEO	6x
Executive / Senior Vice President	3x
Vice President	1.5x
To be compliant, each executive has five years from the time he or she is appointed to his or her officer position to satisfy the Share Ownership Guidelines. Each senior executive, including each NEO, must hold at least 50% of his or her “net profit shares” (the shares remaining after deducting the shares required to be exchanged to pay tax obligations) received under Company equity awards until the senior executive has met the relevant ownership guideline.
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COMPENSATION DISCUSSION AND ANALYSIS
For purposes of determining share ownership levels, only the following forms of our equity interests are taken into account:
•shares owned directly (including restricted shares); and
•unvested restricted stock units.
Currently, all NEOs are in compliance with our guidelines. Moreover, our CEO has achieved ownership materially over what is required - over 41 times share ownership compared to base salary, reflecting ownership not only from LTI awards but from significant after-tax open-market purchases during his tenure. The following table summarizes NEO ownership of our common shares as of December 31, 2024.

	VALUE OF SHARES OWNED DIRECTLY ($)	VALUE OF RESTRICTED STOCK UNITS ($)	TOTAL SHARE VALUE ($) (1)	REQUIRED MULTIPLE OF BASE SALARY	REQUIRED VALUE ($)	APPROXIMATE OWNERSHIP RELATIVE TO BASE SALARY AS OF DECEMBER 31, 2024
	# OF SHARES OWNED DIRECTLY	# OF RESTRICTED STOCK UNITS	# OF TOTAL SHARES
Goncalves	$80,630,530	$10,305,486	$90,936,016	6x	13,206,000	41.3x
	5,106,430	652,659	5,759,089
C. Goncalves	$2,234,964	$2,728,812	$4,963,776	3x	2,550,000	5.8x
	141,543	172,819	314,362
Smith	$9,173,137	$2,986,884	$12,160,021	3x	2,679,000	13.6x
	580,946	189,163	770,109
Koci	$4,507,429	$2,538,953	$7,046,382	3x	2,214,000	9.5x
	285,461	160,795	446,256
Graham	$6,293,041	$2,140,445	$8,433,486	3x	2,160,000	11.7x
	398,546	135,557	534,103
(1)Value is calculated based on the one-year average closing price per share of our shares as of December 31, 2024, which was $15.79.
CHANGE IN CONTROL SEVERANCE AGREEMENTS
The NEOs are parties to change in control severance agreements. The Compensation Committee believes change in control severance agreements support the goals of attracting and retaining highly talented individuals because the agreements clarify the terms of employment and reduce risks to the NEOs in situations where an NEO may believe, for example, that Cliffs may engage in a merger, be acquired in a hostile takeover or be involved in a proxy contest. In addition, the Compensation Committee believes that such agreements align the interests of NEOs with the interests of our shareholders if a qualified offer is made to acquire Cliffs. In such a scenario, our NEOs would likely be aware of or involved in transaction negotiations, so it is to the benefit of our shareholders to have NEOs negotiating in the shareholders’ best interests without regard to the NEOs' personal financial interests. The Compensation Committee determined the level of benefits under these agreements by considering market practices at the time that the agreements were established. The agreements generally provide for the following change in control terms:
•Depending on position, the NEO is entitled to (i) a severance payment equal to two or three times annual base salary and target annual incentive in the event of termination within 24 months following the change in control, (ii) a payment for two or three years of continued SERP benefits, (iii) outplacement services up to $17,500 for Messrs. C. Goncalves, Smith, Koci, and Graham and up to 15% of base salary for Mr. Goncalves, (iv) up to $15,000 per year for tax and financial planning services for Messrs. C. Goncalves, Smith, Koci, and Graham for two years and up to $30,000 for three years for Mr. Goncalves and (v) under certain circumstances, continuation of welfare benefits for two or three years, depending on position; and
•Non-competition, confidentiality and non-solicitation restrictions on NEOs who receive severance payments following the change in control.
CLAWBACK POLICY
In accordance with SEC regulations and NYSE listing standards, we maintain a Compensation Clawback Policy that applies to certain incentive-based compensation received by our executive officers, including our NEOs, after October 2, 2023.
The Compensation Clawback Policy generally provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event Cliffs is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued
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COMPENSATION DISCUSSION AND ANALYSIS
financial statements that is material to such previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Compensation Clawback Policy is generally limited to any compensation granted, earned, or vested based wholly or in part on the attainment of one or more financial reporting measures.
In general, Cliffs may utilize a broad range of recoupment methods under the Compensation Clawback Policy for mandatory accounting restatement clawbacks. The Compensation Clawback Policy does not condition such clawback on the fault of the executive officer, but Cliffs is not required to claw back amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and (1) Cliffs has already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Compensation Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations. Operation of the mandatory accounting restatement provisions of the Compensation Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.
The Company also continues to maintain its prior clawback policy as a supplemental clawback policy applicable to all executive officers (including the NEOs) to operate in conjunction with the Compensation Clawback Policy. The supplemental policy generally applies to situations involving compensation not covered by the Compensation Clawback Policy, including compensation received prior to its October 2, 2023 effective date. Under the supplemental policy, the following incentive-based compensation may be recovered in the event of an accounting restatement and an executive officer’s misconduct:
•Annual incentive awards paid under our annual cash incentive compensation program;
•Equity-based awards under our LTI Program; and
•Any other incentive-based compensation paid or granted pursuant to an incentive plan.
Under this supplemental policy, if the Board determines that an executive officer has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties that contributed to the Company being required to prepare an accounting restatement due to the Company's noncompliance with any financial reporting requirement under the U.S. federal securities laws, the Board will take prompt and reasonable action to seek recovery of all excessive incentive-based compensation. Recovery shall not be duplicated between the Compensation Clawback Policy and the supplemental policy.
NO HEDGING OR PLEDGING
We have a policy that prohibits our directors, officers and employees from engaging in certain hedging, pledging, or other speculative transactions and activities, including “short” selling Company securities and trading in options, warrants, puts, calls or similar securities derived from the Company’s securities. Our policy applies to, among other securities, Company securities granted to directors, officers or employees by the Company as compensation, as well as Company securities held, directly or indirectly, by such directors, officers or employees.
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COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation and Organization Committee of the Board:
The Compensation and Organization Committee of the Board has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in the definitive proxy statement on Schedule 14A for Cliffs’ 2025 Annual Meeting and in Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2024, each as filed with the U.S. Securities and Exchange Commission.
This report is furnished on behalf of the Compensation and Organization Committee of the Board of Directors.
Douglas C. Taylor, Chair
John T. Baldwin
Ralph S. Michael, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the Compensation Committee in 2024 (Messrs. Taylor, Baldwin and Michael) was or has been an officer or employee of ours or engaged in transactions with us (other than in his capacity as director).
None of our executive officers serves or served during the last completed fiscal year as a director or member of the compensation committee of another organization one of whose executive officers serves or served at the same time as a member of either the Board or the Compensation Committee.

COMPENSATION-RELATED RISK ASSESSMENT

In 2024, Pearl Meyer reviewed existing policies and plan design features within the framework of employee compensation plans in which employees (including the NEOs) participate in order to identify whether these arrangements had any design features that might encourage unnecessary and excessive risk taking that would have a material adverse effect on Cliffs. Pearl Meyer analyzed a series of risk factors and concluded that the risk mitigation features in our compensation policies and plans, including pay mix (variable versus fixed and short-term versus long-term), multi-year performance periods, incentive compensation clawbacks and Share Ownership Guidelines, provide adequate safeguards to either prevent or discourage excessive risk taking. Pearl Meyer found that Cliffs’ compensation programs for our NEOs and our employees are appropriately positioned at the low end of the risk spectrum and have identified no compensation-related risks likely to cause a material adverse outcome to the Company. The Compensation Committee received the report summarizing the work of Pearl Meyer and concurs with Pearl Meyer’s conclusion.
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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES AND NARRATIVES
2024 SUMMARY COMPENSATION TABLE
The following table sets forth the compensation earned by our NEOs for services rendered to Cliffs and our subsidiaries for the fiscal years ended December 31, 2024, 2023 and 2022 (as applicable).

NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (1) (2) (c)	BONUS ($) (d)	STOCK AWARDS ($) (3) (e)	OPTION AWARDS ($) (f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (1) (4) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (5) (h)	ALL OTHER COMPENSATION ($) (6) (i)	TOTAL ($) (j)
Lourenco Goncalves Chairman, President and CEO	2024	2,201,000	—	11,469,565	—	880,400	576,300	121,632	15,248,897
	2023	2,116,000	—	11,860,431	—	10,150,235	1,944,607	112,655	26,183,928
	2022	2,035,000	—	9,260,335	—	6,924,868	573	236,575	18,457,351
Celso L. Goncalves Jr. EVP, CFO	2024	850,000	—	3,322,043	—	204,000	55,700	62,339	4,494,082
	2023	750,000	—	3,152,903	—	1,555,254	210,100	72,357	5,740,614
	2022	660,000	—	2,167,293	—	714,669	—	71,197	3,613,159
Clifford T. Smith EVP, COO	2024	893,000	—	3,490,106	—	214,320	121,600	52,660	4,771,686
	2023	859,000	—	3,611,091	—	2,479,086	808,200	50,930	7,808,307
	2022	826,000	—	2,364,331	—	1,699,684	—	62,659	4,952,674
Keith A. Koci EVP & President, Cleveland-Cliffs Services	2024	738,000	—	2,884,320	—	177,120	98,900	47,305	3,945,645
	2023	710,000	—	2,984,710	—	1,921,479	239,500	41,700	5,897,389
	2022	683,000	—	2,167,293	—	1,103,769	—	49,839	4,003,901
James D. Graham EVP, Chief Legal and Administrative Officer & Secretary	2024	720,000	—	2,501,338	—	144,000	91,100	45,740	3,502,178
	2023	681,000	—	2,544,728	—	1,598,460	515,275	43,810	5,383,273
	2022	647,083	—	1,733,872	—	948,324	140	48,614	3,378,033
(1)2024 amounts in columns (c), (d) and (g) reflect the salary, bonus and non-equity incentive plan compensation for each NEO, respectively, before pre-tax reductions for contributions to the 401(k) Savings Plan, the NQDC Plan and certain other benefit plans.

(2)The 2024 salary for each of the NEOs includes his base salary before the employee's contributions to the 401(k) Savings Plan. The following table summarizes salary contributions for the 401(k) Savings Plan for NEOs in 2024:

	401(k) CONTRIBUTION ($)	CATCH-UP CONTRIBUTION ($)	TOTAL ($)
Goncalves	23,000	3,750	26,750
C. Goncalves	23,000	—	23,000
Smith	55,200	7,360	62,560
Koci	23,000	7,188	30,188
Graham	23,000	7,500	30,500
(3)    The 2024 amounts in column (e) reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, for performance share awards and restricted stock units granted during 2024. For performance share awards granted during 2024, the amounts reported are based on the target payout level. Assuming achievement of maximum performance, the fair value as of the grant date of the performance share awards made to Messrs. Goncalves, C. Goncalves, Smith, Koci and Graham would have been $13,956,553, $4,042,373, $4,246,878, $3,509,737, and $3,043,711, respectively. For additional information, refer to Note 10 in our Annual Report on Form 10-K for the year ended December 31, 2024. These types of awards are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2024 Compensation Decisions,” under the sub-heading “2024–2026 Performance Cash Incentive Awards, Performance Share Awards, and Restricted Stock Unit Grants.”
(4)    The 2024 amounts in column (g) reflect the incentive awards earned in 2024 under the EMPI Plan and LTI Program (performance cash), which are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2024 Compensation Decisions” under the sub-headings “Annual Incentive Program” and “LTI Program.”
(5)     The 2024 amounts in column (h) reflect the actuarial increase in the present value of the NEOs’ benefits under the Pension Plan and the SERP, both of which are discussed in “Compensation Discussion and Analysis–Retirement and Deferred Compensation Benefits” under the sub-heading “Defined Benefit Pension Plan,” determined using interest rate and mortality assumptions consistent with those used in our financial statements and may include amounts in which the NEO is not fully vested. The present value of accumulated pension benefits for the NEOs generally increased from December 31,
49 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
2023 to December 31, 2024. The primary driver for changes versus the prior year are due to the movement in underlying discount rates, as well as the impact of the plan change that reduced cash balance accruals beginning January 1, 2024. Pay credits were reduced from 4% to 2% and up to 10% reduced to 5%. This column also includes amounts for above-market interest for the NEOs’ balances in the NQDC Plan.

The following table summarizes changes in pension values and above-market earnings on deferred compensation in 2024:

	PRESENT VALUE OF PENSION ACCRUALS ($)	ABOVE-MARKET INTEREST ON DEFERRED COMPENSATION ($)(a)	TOTAL ($)
Goncalves	576,300	—	576,300
C. Goncalves	55,700	—	55,700
Smith	121,600	—	121,600
Koci	98,900	—	98,900
Graham	91,100	—	91,100
(a) Messrs. Goncalves and Graham had a decrease in above-market interest on deferred compensation of negative $51.32 and $12.53.
(6)    The 2024 amounts in column (i) reflect the combined value of the NEOs’ perquisites (the benefits attributable to our paid parking, fitness reimbursement program, executive physical, financial services, commuter and travel expenses and other amounts) and matching contributions made on behalf of the executives under the 401(k) Savings Plan and the NQDC Plan.
The following table summarizes perquisites and other compensation in 2024:

	PAID PARKING ($)	EXECUTIVE PHYSICALS ($)	FINANCIAL SERVICES ($)	401(k) SAVINGS PLAN MATCHING CONTRIBUTIONS ($)	NQDC PLAN MATCHING CONTRIBUTIONS ($)	OTHER ($)		TOTAL ($)
Goncalves	4,200	—	23,600	13,800	14,813	65,219	(a)	121,632
C. Goncalves	4,200	—	11,100	13,200	20,800	13,039	(a)	62,339
Smith	4,200	—	12,740	13,800	21,920	—		52,660
Koci	8,400	4,085	5,300	13,800	15,720	—		47,305
Graham	4,200	—	12,740	13,800	15,000	—		45,740
(a)Other compensation reflects the aggregate incremental cost of commuter and travel expenses, including the cost of Mr. Goncalves’ personal use of corporate aircraft ($61,634) and ground transportation ($3,585) and Mr. C. Goncalves’ personal use of corporate aircraft ($11,994) and ground transportation ($1,045) in 2024. We have estimated our aggregate incremental cost of personal use of the corporate aircraft using a methodology that reflects the direct variable operating costs on an hourly basis, including all costs that may vary by the hours flown. Included in these direct variable operating costs are: aircraft fuel and oil, trip-related maintenance, crew travel expenses, trip-related fees, ramp fees, landing fees, catering and other miscellaneous variable costs. Fixed costs, such as hangar fee storage, maintenance not related to travel, pilot salaries, insurance and warranty are excluded from this calculation.

50 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
2024 GRANTS OF PLAN-BASED AWARDS
The table below discloses in columns (d), (e) and (f) the potential payouts at the threshold, target and maximum levels of the 2024 awards under the EMPI Plan and LTI Program (performance cash incentive awards) granted under the 2021 Equity Plan. See “Compensation Discussion and Analysis–Analysis of 2024 Compensation Decisions” under the sub-headings “Annual Incentive Program” and “LTI Program” for program descriptions. Actual payouts for the 2024 EMPI Plan awards are shown in the SCT.
Columns (g), (h) and (i) of the table below show the potential payouts at the threshold, target and maximum levels of the 2024–2026 performance share awards; such performance shares generally vest over a three-year period ending December 31, 2026. Column (k) shows the grant date fair value of such equity awards, based on the grant date fair value of $30.36 per share, computed in accordance with FASB ASC 718.
Columns (j) and (k) represent the number of restricted stock units granted in connection with the 2024–2026 vesting period based on the grant date price of $19.54 per share of those restricted stock unit grants.
Grants made in 2024 are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. More information concerning the amount of salary and incentive compensation in proportion to total compensation for Mr. Goncalves and the other NEOs is provided under the section of this Proxy Statement entitled “Compensation Discussion and Analysis—Executive Compensation Philosophy and Core Principles—Pay-for-Performance Compensation Mix.”

		GRANT DATE (c)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($) (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#) (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (j)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (k)
NAME (a)	AWARD TYPE (b)		Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)
Goncalves	Annual Incentive Program	2/21/2024	2,201,000	4,402,000	8,804,000	—	—	—	—	—
	LTI Program - Performance Cash	2/21/2024	2,245,020	4,490,040	8,980,080	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2024	—	—	—	114,926	229,851	459,702	—	6,978,276
	LTI Program - RSU	2/21/2024	—	—	—	—	—	—	229,851	4,491,289
C. Goncalves	Annual Incentive Program	2/21/2024	510,000	1,020,000	2,040,000	—	—	—	—	—
	LTI Program - Performance Cash	2/21/2024	650,250	1,300,500	2,601,000	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2024	—	—	—	33,287	66,574	133,148	—	2,021,187
	LTI Program - RSU	2/21/2024	—	—	—	—	—	—	66,574	1,300,856
Smith	Annual Incentive Program	2/21/2024	535,800	1,071,600	2,143,200	—	—	—	—	—
	LTI Program - Performance Cash	2/21/2024	683,145	1,366,290	2,732,580	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2024	—	—	—	34,971	69,942	139,884	—	2,123,439
	LTI Program - RSU	2/21/2024	—	—	—	—	—	—	69,942	1,366,667
Koci	Annual Incentive Program	2/21/2024	442,800	885,600	1,771,200	—	—	—	—	—
	LTI Program - Performance Cash	2/21/2024	564,570	1,129,140	2,258,280	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2024	—	—	—	28,901	57,802	115,604	—	1,754,869
	LTI Program - RSU	2/21/2024	—	—	—	—	—	—	57,802	1,129,451
Graham	Annual Incentive Program	2/21/2024	360,000	720,000	1,440,000	—	—	—	—	—
	LTI Program - Performance Cash	2/21/2024	489,600	979,200	1,958,400	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2024	—	—	—	25,064	50,127	100,254	—	1,521,856
	LTI Program - RSU	2/21/2024	—	—	—	—	—	—	50,127	979,482
(1)Reflects the Company's EMPI Plan and an LTI Program component for 2024. The amounts in column (d) reflect the threshold payout level, which is 50% of the target amount shown in column (e); and the amounts shown in column (f) represent 200% of such target amounts.
(2)Reflects the performance shares component of the Company's LTI Program. The amounts in column (g) reflect the threshold payout level of the 2024 – 2026 performance shares, which is 50% of the target amount shown in column (h); and the amounts shown in column (i) represent 200% of such target amounts.

51 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
In the following table, column (c) shows the number of unvested restricted stock units held by each NEO, and column (d) shows the market value of the common shares underlying those awards based on the closing market price of the common shares on December 31, 2024, of $9.40 per share. Column (e) shows the number of unearned performance shares held by each NEO (based on performance achievement as described below), and column (f) shows the market value of the common shares underlying those awards based on the closing market price of the common shares on December 31, 2024, of $9.40 per share. These awards were granted under the 2021 Equity Plan.

		STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (c)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (d)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (e)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (f)
Goncalves	2024 LTI Program	229,851	(1)	2,160,599	114,926	(2)	1,080,304
	2023 LTI Program	229,320	(3)	2,155,608	114,660	(4)	1,077,804
C. Goncalves	2024 LTI Program	66,574	(1)	625,796	33,287	(2)	312,898
	2023 LTI Program	60,961	(3)	573,033	30,481	(4)	286,521
Smith	2024 LTI Program	69,942	(1)	657,455	34,971	(2)	328,727
	2023 LTI Program	69,820	(3)	656,308	34,910	(4)	328,154
Koci	2024 LTI Program	57,802	(1)	543,339	28,901	(2)	271,669
	2023 LTI Program	57,709	(3)	542,465	28,855	(4)	271,237
Graham	2024 LTI Program	50,127	(1)	471,194	25,064	(2)	235,602
	2023 LTI Program	49,202	(3)	462,499	24,601	(4)	231,249
(1)Represents restricted stock units granted on February 21, 2024. The restricted stock units vest in full on December 31, 2026, generally subject to continued employment.
(2)Represents performance shares for the 2024 – 2026 performance period granted on February 21, 2024. These shares are shown based on achieving threshold performance and will vest on December 31, 2026, generally subject to the achievement of specified performance metrics and continued employment through December 31, 2026.
(3)Represents restricted stock units granted on February 21, 2023. The restricted stock units vest in full on December 31, 2025, generally subject to continued employment.
(4)Represents performance shares for the 2023 – 2025 performance period granted on February 21, 2023. These shares are shown based on achieving threshold performance and will vest on December 31, 2025, generally subject to the achievement of specified performance metrics and continued employment through December 31, 2025.

52 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
2024 OPTION EXERCISES AND STOCK VESTED
The table below shows: in columns (c) and (d), information regarding the stock option awards exercised during 2024 by the NEOs; and in columns (e) and (f), information regarding the performance shares and restricted stock unit awards that vested during 2024 for the NEOs.

		OPTION AWARDS			STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (c)		VALUE REALIZED ON EXERCISE ($) (d)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (e)		VALUE REALIZED ON VESTING ($) (f)
Goncalves	2022 LTI Program - Performance Shares	—		—	—	(1)	—
	2022 LTI Program - RSU	—		—	193,488	(2)	1,818,787
	2015 LTI Program	187,136	(3)	2,318,615	—		—
C. Goncalves	2022 LTI Program - Performance Shares	—		—	—	(1)	—
	2022 LTI Program - RSU	—		—	45,284	(2)	425,670
Smith	2022 LTI Program - Performance Shares	—		—	—	(1)	—
	2022 LTI Program - RSU	—		—	49,401	(2)	464,369
	2015 LTI Program	27,430	(3)	339,858	—		—
Koci	2022 LTI Program - Performance Shares	—		—	—	(1)	—
	2022 LTI Program - RSU	—		—	45,284	(2)	425,670
Graham	2022 LTI Program - Performance Shares	—		—	—	(1)	—
	2022 LTI Program - RSU	—		—	36,228	(2)	340,543
	2015 LTI Program	24,154	(3)	299,268	—		—
(1)Represents an award of performance shares granted during 2022 for the 2022 - 2024 performance period. The performance shares paid out at 0.0% of the award based on the performance criteria.
(2)Represents an award of restricted stock units granted during 2022 for the 2022 - 2024 period. The restricted stock units vested in full on December 31, 2024. The value realized was determined based on the closing price of our common shares on December 31, 2024, of $9.40.
(3)Represents option award exercises on March 6, 2024. The value realized was determined by the exercise value ($20.09) minus the grant price ($7.70).

2024 PENSION BENEFITS
The following table discloses, for the Pension Plan and the SERP: in column (c), the number of years of credited service; in column (d), the present value of accumulated benefits; and in column (e), payments during the last fiscal year. The calculation was determined using interest rate and mortality rate assumptions consistent with those used in Item 8, Note 9 in our Annual Report on our Form 10-K for the year ended December 31, 2024.
The cash balance formula under our Pension Plan provides a benefit payable at any time equal to the value of a notional cash balance account. For each calendar quarter after the applicable date, a credit is made to the account equal to a percentage of the NEO’s pay ranging from two to five percent based upon the NEO’s age and service. Interest is credited to the account balance on a quarterly basis at an annual rate of six percent. At retirement or termination of employment, the accumulated account balance can be paid as either a lump sum or actuarially equivalent annuity.
The compensation used to determine benefits under the Pension Plan is the sum of salary and annual incentive compensation paid under the EMPI Plan to a participant during a calendar year. Pensionable earnings for each of our NEOs during 2024 include the amount shown for 2024 in the “Salary” column of the SCT plus the amount of annual incentive compensation earned in 2024 and paid in 2025, respectively.
The SERP generally provides the NEOs with the benefits that would have been payable under the Pension Plan if certain Internal Revenue Code limitations did not apply to the Pension Plan. The SERP was amended effective for 2006 and future accruals to eliminate the payment of annual accruals and to provide that SERP accruals will instead be paid at retirement or termination.
For more information about the NEOs’ Pension Plan and SERP benefits, refer to the “Compensation Discussion and Analysis – Retirement and Deferred Compensation Benefits.”
53 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE (#) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)	PAYMENTS DURING LAST FISCAL YEAR ($) (e)
Goncalves	Pension Plan	10.4	333,400	—
	SERP	10.4	5,565,900	—
C. Goncalves	Pension Plan	8.3	164,300	—
	SERP	8.3	296,300	—
Smith	Pension Plan	20.7	733,700	—
	SERP	20.7	1,546,900	—
Koci	Pension Plan	5.9	150,600	—
	SERP	5.9	459,200	—
Graham	Pension Plan	17.8	564,300	—
	SERP	17.8	892,500	—
2024 NON-QUALIFIED DEFERRED COMPENSATION
In 2024, the NEOs were permitted to defer under the NQDC Plan, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate or other investments provided in our 401(k) Savings Plan.
The NEOs’ contributions to the 401(k) Savings Plan are limited by Internal Revenue Code limitations. The amount NEOs received as Cliffs’ matching contributions will be credited to each NEO's account per the NQDC Plan.
The following table shows: in column (c), executive contributions by each NEO, if any, and the contributions include any pre-tax contributions of salary and EMPI Plan awards; in column (d), registrant contributions, which are matching contributions we made on behalf of the NEOs and supplemental matching contributions authorized under the 401(k) Savings Plan that were credited to the NQDC Plan; in column (e), aggregate earnings, which include dividends and interest earned on cash deferrals; in column (f), aggregate withdrawals and/or distributions; and in column (g), the aggregate year-end balance.

NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (1) (c)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (2) (d)	AGGREGATE EARNINGS IN LAST FY ($) (3) (e)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($) (4) (f)	AGGREGATE BALANCE AT LAST FYE ($) (5) (g)
Goncalves	NQDC Plan	—	14,813	3,563	—	232,050
C. Goncalves	NQDC Plan	—	20,800	513	—	67,345
Smith	NQDC Plan	—	21,920	471	—	222,292
Koci	NQDC Plan	95,231	15,720	13,866	—	490,967
Graham	NQDC Plan	—	15,000	1,501	—	122,468
(1)The amount disclosed in column (c) is also included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the SCT, as applicable.
(2)The amounts shown in column (d) consist of Cliffs’ matching contributions disclosed in the “All Other Compensation” column in the SCT.
(3)The amounts shown in column (e) under the NQDC Plan include above-market earnings, dividends and interest disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT.
(4)The amounts shown in column (f) reflect any withdrawals and/or distributions.
(5)The aggregate balance for the NQDC Plan in column (g) includes compensation earned in prior years and consists of fluctuation in market value that previously was reported in prior summary compensation tables as follows:

TOTALS ($)
Goncalves	187,825
C. Goncalves	40,238
Smith	163,026
Koci	356,480
Graham	94,992
54 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables and discussion below reflect the compensation payable to each of the NEOs in the event of termination of such executive’s employment under a variety of different circumstances, including voluntary termination, involuntary termination without cause and termination following a change in control. The amounts shown assume in all cases that such termination was effective as of December 31, 2024 (the last business day of the year). All amounts shown are based on reasonable estimates of the amounts that would be paid to the executive upon his termination; the actual amounts can be determined only at the time of such continuing NEO’s separation from Cliffs.
PAYMENTS MADE UPON ALL TERMINATIONS
If an NEO’s employment terminates, he is entitled to receive certain amounts earned during his term of employment no matter the cause of termination. Such amounts may include:
•Salary through the date of termination;
•Unused vacation pay;
•Accrued and vested benefits under the Pension Plan, SERP, 401(k) Savings Plan and NQDC Plan, if applicable; and
•Undistributed but earned performance shares, performance cash and vested restricted stock units for completed performance periods.
ADDITIONAL PAYMENTS UPON INVOLUNTARY TERMINATION WITHOUT CAUSE
In the event that an NEO is terminated involuntarily without cause, he typically would receive the following additional payments or benefits in the sole discretionary judgment of the Compensation Committee, taking into account the nature of the termination, the length of the NEO’s service with Cliffs and the NEO’s current incentive targets:
•Severance payments;
•Continued health insurance benefits;
•Outplacement services;
•Pursuant to the terms of our 2021 Equity Plan, a pro rata portion of his performance shares, performance cash and restricted stock units. Such prorated performance shares, performance cash and restricted stock units will be paid when such shares and units would otherwise be paid; and
•Financial services.
ADDITIONAL PAYMENTS UPON RETIREMENT
Executives are eligible for retirement at age 55 with at least five years of service. Our cash balance pension plan has a service requirement of only three years for full vesting. In the event of any NEO's retirement, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees:
•A pro rata portion of the annual incentive award under the EMPI Plan for the year in which he retires unless otherwise determined by the Compensation Committee;
•Any unpaid annual incentive award under the EMPI Plan for the year prior to the year of retirement; and
•A pro rata portion of his performance shares, performance cash and restricted stock units. Such performance share awards, performance cash awards and restricted stock units will be paid when such performance shares, performance cash and restricted stock units would otherwise be paid.
ADDITIONAL PAYMENTS UPON CHANGE IN CONTROL (WITHOUT TERMINATION)
Upon a change in control, equity awards granted to NEOs are generally subject to potential assumption, replacement or continuation of the award in certain circumstances in lieu of immediate vesting (or immediate vesting if such assumed, replaced or continued awards are not provided).
For this purpose, a “change in control” generally means the occurrence of any of the following events as further described in the relevant equity plan:
•Any one person, or more than one person acting as a group, acquires ownership of Cliffs common shares possessing 35% or more of the total voting power of Cliffs common shares or the then-outstanding shares (subject to certain exceptions);
•A majority of members of the Cliffs Board is replaced by directors whose appointment or election is not endorsed by a majority of the Cliffs Board prior to the date of the appointment or election;
•Cliffs closes a reorganization, merger, consolidation or significant sale of assets resulting in a substantial change in its ownership (subject to certain exceptions); or
55 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
•Approval by Cliffs shareholders of a complete liquidation or dissolution of Cliffs.
Acquisitions of Cliffs’ common shares pursuant to certain business combination or similar transactions described in Cliffs’ equity incentive plans, however, will not constitute a change in control if, generally speaking, in each case, immediately after such business transaction:
•Owners of Cliffs common shares immediately prior to the business transaction own more than 50% of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Cliffs common shares;
•No one person, or more than one person acting as a group (subject to certain exceptions), owns 35% or more of the combined voting power of the entity resulting from the business transaction or the outstanding common shares of such resulting entity; and
•At least a majority of the members of the board of directors of the entity resulting from the business transaction were members of the incumbent Cliffs Board when the business transaction agreement was signed or approved by the Cliffs Board.
ADDITIONAL PAYMENTS UPON TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL
Each of the NEOs has a written change in control severance agreement that applies only in the event of termination during the two years after a change in control. If one of the NEOs is involuntarily terminated during the two years after a change in control, for a reason other than cause, he will be entitled to the following additional benefits:
•A lump sum payment in an amount equal to three times (in the case of Mr. Goncalves) or two times (in the case of Messrs. C. Goncalves, Smith, Koci and Graham) the sum of: (1) base salary (at the highest rate in effect during the five-year period prior to the termination date); and (2) annual incentive pay at the target level for the year of separation, year prior to the change in control or year of the change in control, whichever is greater.
•COBRA continuation coverage for a period of 36 months (in the case of Mr. Goncalves) or 24 months (in the case of Messrs. C. Goncalves, Smith, Koci and Graham) following the termination date, for health, life insurance and disability benefits.
•A lump sum payment in an amount equal to the sum of the additional future pension benefits that the NEO would have been entitled to receive for a period of 36 months (in the case of Mr. Goncalves) or 24 months (in the case of Messrs. C. Goncalves, Smith, Koci and Graham) following the termination date under the SERP.
•Incentive pay at target levels for the year in which the termination date occurs.
•Outplacement services in an amount up to 15% of the NEO’s base salary (in the case of Mr. Goncalves) or $17,500 (in the case of Messrs. C. Goncalves, Smith, Koci and Graham).
•The NEO will be provided perquisites of financial planning for a period of 36 months (in the case of Mr. Goncalves) or 24 months (in the case of Messrs. C. Goncalves, Smith, Koci and Graham), comparable to the perquisites he was receiving before the termination of his employment or the change in control, whichever is greater.
Similar benefits are paid if the NEO voluntarily terminates his employment during the two years following a change in control if any of the following events occurs, provided that the NEO provides notice within 90 days of the occurrence of such event and the Company fails to cure such event within 30 days following receipt of such notice:
•A material diminution in the NEO’s base pay;
•A material diminution in the NEO’s authority, duties or responsibilities;
•A material change (generally considered to be in excess of 50 miles) in the geographic location at which the NEO must perform services;
•A material reduction in the NEO’s incentive pay opportunity; or
•Breach of employment agreement, if any, under which the NEO provides services.
For purposes of the change in control severance agreements, “cause” generally means termination of an NEO's employment for the following acts: (1) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with Cliffs or any subsidiary of Cliffs; (2) intentional wrongful damage to property of Cliffs or any subsidiary of Cliffs; (3) intentional wrongful disclosure of secret processes or confidential information of Cliffs or any subsidiary of Cliffs; or (4) intentional wrongful engagement in any competitive activity.
In order to receive benefits under the change in control severance agreements, the NEOs must agree to certain covenants not to disclose any of our confidential and proprietary information, as well as covenants not to compete and not to solicit any of our employees. In addition, each NEO must sign a release of claims.
56 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
ADDITIONAL PAYMENTS UPON DEATH OR DISABILITY
In the event of any NEO’s death or disability, certain amounts will be paid and benefits will be provided under the 2021 Equity Plan, in addition to the amounts payable to all terminated salaried employees. Those benefits include prorated vesting of the NEO’s performance cash and shares (based on actual performance) and restricted stock units, to be paid out in the manner and at the time specified by the terms of each award.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLES
The following tables show the benefits payable to the NEOs upon various types of terminations of employment and change in control assuming an effective date of December 31, 2024 (and explicitly assuming for these disclosure purposes that any 2024 EMPI Plan award and restricted stock units vesting on December 31, 2024 are already considered earned and vested for the year).

LOURENCO GONCALVES

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	19,809,000
Non-Equity Incentive Plan Compensation	4,374,400	4,374,400	5,254,800	4,374,400	4,374,400	—	13,208,700
Equity	4,314,500	4,314,500	4,314,500	4,314,500	4,314,500	—	8,632,400
Retirement Benefits	5,899,300	5,899,300	5,899,300	5,899,300	5,899,300	—	6,826,400
Non-Qualified Deferred Compensation	232,000	232,000	232,000	232,000	232,000	232,000	232,000
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	498,200
TOTAL	14,820,200	14,820,200	15,700,600	14,820,200	14,820,200	232,000	49,206,700

CELSO L. GONCALVES JR.

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	3,740,000
Non-Equity Incentive Plan Compensation	1,198,500	1,198,500	—	—	1,198,500	—	3,468,000
Equity	1,181,200	1,181,200	—	—	1,181,200	—	2,397,700
Retirement Benefits	408,000	408,000	—	408,000	408,000	—	520,200
Non-Qualified Deferred Compensation	67,300	67,300	—	67,300	67,300	67,300	67,300
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	79,700
TOTAL	2,855,000	2,855,000	—	475,300	2,855,000	67,300	10,272,900

CLIFFORD T. SMITH

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	3,929,200
Non-Equity Incentive Plan Compensation	1,331,600	1,331,600	1,545,900	1,331,600	1,331,600	—	3,752,200
Equity	1,313,400	1,313,400	1,313,400	1,313,400	1,313,400	—	2,627,500
Retirement Benefits	2,280,600	2,280,600	2,280,600	2,280,600	2,280,600	—	2,477,100
Non-Qualified Deferred Compensation	222,300	222,300	222,300	222,300	222,300	222,300	222,300
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	80,300
TOTAL	5,147,900	5,147,900	5,362,200	5,147,900	5,147,900	222,300	13,088,600
57 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

KEITH A. KOCI

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	3,247,200
Non-Equity Incentive Plan Compensation	1,100,600	1,100,600	1,277,700	1,100,600	1,100,600	—	3,101,000
Equity	1,085,500	1,085,500	1,085,500	1,085,500	1,085,500	—	2,171,600
Retirement Benefits	593,200	593,200	—	593,200	593,200	—	723,100
Non-Qualified Deferred Compensation	491,000	491,000	491,000	491,000	491,000	491,000	491,000
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	78,200
TOTAL	3,270,300	3,270,300	2,854,200	3,270,300	3,270,300	491,000	9,812,100

JAMES D. GRAHAM

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	2,880,000
Non-Equity Incentive Plan Compensation	943,800	943,800	1,087,800	943,800	943,800	—	2,625,400
Equity	930,800	930,800	930,800	930,800	930,800	—	1,867,400
Retirement Benefits	1,410,500	1,410,500	1,410,500	1,410,500	1,410,500	—	1,540,100
Non-Qualified Deferred Compensation	122,500	122,500	122,500	122,500	122,500	122,500	122,500
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	77,900
TOTAL	3,407,600	3,407,600	3,551,600	3,407,600	3,407,600	122,500	9,113,300
58 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
CEO PAY RATIO
We are providing the following information about the relationship of the annual total compensation of the individual identified as our median-paid employee (the "Median Employee") and the annual total compensation of our CEO. For 2024, we estimate: (1) the annual total compensation of the individual identified as the median paid employee of the Company and its consolidated subsidiaries (except as described below), other than our CEO (the “Median Employee Annual Total Compensation”); (2) the annual total compensation of Mr. Goncalves, our CEO; and (3) the ratio of our CEO’s 2024 annual total compensation to the Median Employee Annual Total Compensation, as shown below:

CEO PAY RATIO
Median Employee Annual Total Compensation	$122,321
CEO Annual Total Compensation	$15,248,897
CEO to Median Employee Pay Ratio	125:1
METHODOLOGY
On November 1, 2024, Cliffs successfully completed the acquisition of Stelco. The acquisition of Stelco closed after October 31, 2024, the date we determined our Median Employee. Therefore, as permitted by SEC rules, we have excluded Stelco and its subsidiaries’ employees who became employees of the Company or its subsidiaries at the close of the acquisition.
To identify the 2024 Median Employee, we used October 31, 2024 as our determination date (the “Determination Date”). Compared to the date we previously used in 2021 to determine our 2021 Median Employee (November 1, 2021), this Determination Date occurred one day earlier in the calendar, specifically for administrative convenience due to the Stelco closing. As of the Determination Date, the employee population used for purposes of identifying the 2024 Median Employee consisted of 26,710 employees (excluding the CEO). Of that amount, 25,716 were U.S. employees, 947 were Canada employees (approximately 3.5% of our employees) and 47 were Europe employees (approximately 0.2% of our employees). As permitted by the SEC rules, we excluded all of these non-U.S. employees.
The Median Employee’s annual total compensation for 2024 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K. With respect to our CEO’s annual total compensation, we used the amount reported for 2024 in the Total column in the SCT. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the Median Employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
59 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
The following Pay Versus Performance table (the “PVP Table”) and disclosure provides SEC-required information about compensation for this proxy statement’s NEOs, as well as for our named executive officers from our 2024, 2023, 2022 and 2021 proxy statements (each of 2020, 2021, 2022, 2023 and 2024, a “Covered Year”). The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the PVP Table and related information for compliance purposes only. Neither the Compensation Committee nor the executives of our Company directly use the information contained in the PVP Table or the related disclosures as presented when making compensation decisions. For details about the Company’s pay-for-performance philosophy and how the Compensation Committee actually makes real decisions about executive pay, please refer to the CD&A provided above.
In reviewing this information, there are a few important things to consider:
•For purposes of this mandatory disclosure, “compensation actually paid”, or “CAP”, represents an amount calculated based on the SEC’s prescribed formula and requirements, which use hypothetical values and points in time that do not clearly reflect that a very significant portion of pay may not actually have been earned by or delivered to our named executive officers. For equity awards, which make up a substantial portion of our named executive officers’ compensation, CAP makes estimates about the value of certain equity awards, but that value may change significantly before the awards actually pay out to the officers. As a result, while CAP includes some actually paid amounts (base salary, for example), CAP does not necessarily constitute compensation actually delivered to or received by our named executive officers in each respective year.
•Importantly, CAP has not historically been, and it is not now, a factor that drives our executive pay decisions, including how the Compensation Committee establishes target compensation levels or determines incentive award opportunities, or how actual payouts are determined. We deliver pay that is commensurate with performance, but CAP is not a part of our process.
•Please note, in 2020, we acquired AK Steel and ArcelorMittal USA, transforming the Company and our traditional iron ore mining and pelletizing business into the largest flat-rolled steel producer in North America. This significant and material transformation increased our stock price in 2020 and 2021, which in turn boosted CAP well above the compensation our CEO and other named executive officers actually realized in those Covered Years. The PVP Table does show the very significant improvements in Net Income and Adjusted EBITDA from 2020 to 2021 as we integrated the newly acquired steel businesses. Cliffs is now a much larger and different company, subject to significantly different market influences on our stock price.
For purposes of this Pay Versus Performance section, all references to “compensation actually paid” mean such amounts as computed in accordance with Item 402(v) of Regulation S-K, which may be different from other compensation amounts discussed in the CD&A and elsewhere in this proxy statement. Mr. Lourenco Goncalves was our principal executive officer (“PEO”) for each Covered Year.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO	COMPENSATION ACTUALLY PAID TO PEO (1)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (1)(2)(3)	TOTAL SHARE-HOLDER RETURN (4)	PEER GROUP TOTAL SHARE-HOLDER RETURN (4)(5)	NET INCOME (LOSS) (in millions)	ADJUSTED EBITDA (in millions) (6)
2024	$15,248,897	$(5,697,845)	$4,178,398	$(1,248,935)	$114.55	$205.31	$708	$780
2023	$26,183,928	$24,377,135	$6,027,396	$5,694,205	$248.87	$215.10	$450	$1,900
2022	$18,457,351	$5,088,110	$4,620,214	$2,514,425	$196.35	$177.02	$1,376	$3,169
2021	$24,494,731	$39,028,092	$4,104,246	$6,194,093	$265.34	$156.49	$3,033	$5,287
2020	$18,511,405	$37,952,040	$3,170,114	$5,987,817	$177.46	$155.97	$(81)	$353

60 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
(1)Note that while similar adjustment information was provided in the 2024 proxy statement for Covered Years 2020, 2021, 2022 and 2023, under applicable SEC guidance, repeating such adjustment information is not required in this Proxy Statement because in the Company’s view it is not material to shareholders’ understanding of the information reported in the PVP Table for 2024 or the relationships disclosures provided below. Deductions from, and additions to, total compensation in the SCT for 2024 to calculate CAP consist of:

	2024
	PEO	AVERAGE NON-PEO NEOs
Total Compensation from Summary Compensation Table	$15,248,897	$4,178,398
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	$(576,300)	$(91,825)
Amount added for Covered Year service cost	$294,645	$58,652
Amount added for prior service cost impacting Covered Year	$(63,800)	$(149,704)
Total Adjustments for Pension	$(345,455)	$(182,877)

Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(11,469,565)	$(3,049,452)
Year-end fair value of unvested awards granted in the Covered Year	$3,410,989	$906,891
Year-over-year difference of year-end fair values (from prior year-end to Covered Year-end) for unvested awards granted in prior years	$(7,831,278)	$(2,029,295)
Fair values at vest date for awards granted and vested in Covered Year	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(4,711,433)	$(1,072,599)
Forfeitures during Covered Year equal to prior year-end fair value	$0	$0
Dividends or dividend equivalents not otherwise included in the total compensation	$0	$0
Total Adjustments for Equity Awards	$(20,601,287)	$(5,244,455)

Compensation Actually Paid (as calculated)	$(5,697,845)	$(1,248,935)
(2)Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions.
(3)Non-PEO NEOs reflect the average SCT total compensation and average CAP for the following executives by year:
2024: Celso L. Goncalves Jr., Clifford T. Smith, Keith A. Koci and James D. Graham
2023: Celso L. Goncalves Jr., Clifford T. Smith, Keith A. Koci and James D. Graham
2022: Celso L. Goncalves Jr., Clifford T. Smith, Keith A. Koci, James D. Graham and Maurice D. Harapiak
2021: Celso L. Goncalves Jr., Clifford T. Smith, Keith A. Koci, Terry G. Fedor and Maurice D. Harapiak
2020: Clifford T. Smith, Keith A. Koci, Terry G. Fedor and Maurice D. Harapiak
(4)Total Shareholder Return figures are based on a fixed investment of $100 from the beginning of the earliest Covered Year in the table through the end of each Covered Year in the table, assuming reinvestment of dividends. The numbers in these columns have been revised from the numbers previously reported in last year’s PVP Table in order to correct an administrative error.

(5)The peer group is comprised of the companies in the S&P Metals & Mining Select Industry Group.
(6)Reconciliations for Adjusted EBITDA can be found in Annex A to this proxy statement. See also “Compensation Discussion and Analysis – Annual Incentive Program (EMPI Plan)” for more information about the use of Adjusted EBITDA in the Company’s short-term incentive program.

TABULAR LIST OF PERFORMANCE MEASURES
In accordance with the SEC rules, the following list contains the measures the Company considers to be the most important in linking NEO CAP for 2024 to Company performance:
•Adjusted EBITDA; and
•Relative TSR.
Relationships Between Information in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the PVP Table.
61 | CLF 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Compensation Actually Paid and Cumulative TSR
Compensation Actually Paid and Net Income (Loss)
Compensation Actually Paid and Adjusted EBITDA
62 | CLF 2025 PROXY STATEMENT

PROPOSAL 2	APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION

In accordance with Section 14A(a)(1) of the Exchange Act, we are providing you with an opportunity at the 2025 Annual Meeting to vote, on an advisory, or non-binding, basis, to approve the compensation of our NEOs, which is commonly known as “Say-on-Pay.” Say-on-Pay gives you an opportunity to vote, on a non-binding basis, to approve the compensation of our NEOs as disclosed in this proxy statement pursuant to SEC rules. Cliffs currently conducts annual Say-on-Pay votes, and the next Say-on-Pay vote is expected to occur at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”).
As described in detail in the CD&A, we seek to align short-term and long-term incentives for our NEOs with results delivered to you, our shareholders. We are asking you to indicate your support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this proxy statement. In deciding how to vote on this proposal, we encourage you to read the CD&A and “Executive Compensation Tables” and related narrative disclosure for a more detailed explanation of our executive compensation program and practices. Your Board believes that our compensation philosophy is in the best interests of shareholders. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”
As an advisory vote, this proposal is not binding on Cliffs. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program and practices, expects to review and consider the outcome of the vote in one or more of its meetings.
The affirmative vote of a majority of the voting power of the common shares present in person or represented by proxy at the 2025 Annual Meeting and entitled to vote on our NEOs’ compensation is required to approve, on an advisory basis, our NEOs’ compensation.

☑	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO APPROVE, ON AN ADVISORY BASIS, OUR NEOS’ COMPENSATION.
63 | CLF 2025 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board. The charter is reviewed and reassessed for adequacy annually by the Audit Committee and is reviewed by the Audit Committee with the Board. The Audit Committee reviewed the existing charter in July 2024 and had no changes. A copy of the charter is available at www.clevelandcliffs.com.
The members of the Audit Committee are John T. Baldwin (Chair), Jane M. Cronin, Ben Oren and Arlene M. Yocum, all of whom are independent of the Company in accordance with the listing standards of the NYSE and have the financial literacy and accounting or financial management expertise necessary to effectively discharge their responsibilities. The Audit Committee retains the Company’s independent registered public accounting firm.
Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting processes. Management also is responsible to attest, as of December 31, 2024, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act.
The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of the effectiveness of the Company's internal control over financial reporting and to provide an independent attestation as of December 31, 2024.
The Audit Committee’s responsibility is to monitor and oversee these financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 with management and the Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also reviewed management’s report on their review of the system of internal control over financial reporting, including Deloitte's report on the effectiveness of the Company's internal control over financial reporting.
In this context, the Audit Committee met nine times in 2024 and held discussions with management and Deloitte. The Audit Committee also regularly met in separate private sessions with Deloitte, the Company’s internal auditors and executive management, who oversees internal audit and risk management, and in executive sessions with Audit Committee members only.
Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2024 were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements, including the critical accounting policies and estimates, with management and Deloitte. The Audit Committee discussed with Deloitte matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence from the Company, including consideration of the compatibility of non-audit services with the firm’s independence.
Based on the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representation of management and the report of Deloitte to the Audit Committee, the Audit Committee recommended to the Board and the Board has approved the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the U.S. Securities and Exchange Commission.
Submitted by the Audit Committee:
J. T. Baldwin, Chair
B. Oren
A. M. Yocum
64 | CLF 2025 PROXY STATEMENT

PROPOSAL 3	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is proposed that our shareholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP (“Deloitte”) as Cliffs’ independent registered public accounting firm for the year ending December 31, 2025. We expect representatives of Deloitte to be present for the 2025 Annual Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire.
Approval by the shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable stock exchange regulation or by our organizational documents, but the Audit Committee is submitting this matter to shareholders for ratification as a good corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accounting firm.
Independent Registered Public Accounting Firm Fees and Services
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories (in thousands) are as follows:

	2024	2023
Audit Fees (1)	$7,525	$6,783
Audit-Related Fees (2)	675	423
Tax Fees (3)	128	424
All Other Fees (4)	4	4
TOTAL	$8,332	$7,634

(1)Audit fees consist of fees billed, or to be billed, for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting as of and for the years ended December 31, 2024 and 2023; and reviews of our interim financial statements included in quarterly reports and services normally provided by our independent registered public accounting firm in connection with statutory filings.
(2)Audit-related fees consist of fees billed, or to be billed, related to agreed-upon procedures and services, including for comfort letters, normally provided by our independent registered public accounting firm in connection with debt offerings or regulatory filings.
(3)Tax fees consist of fees billed, or to be billed, related to tax compliance and consulting services.
(4)All other fees consist of research subscription fees.

Auditor Fees Policy
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Audit Committee Chair, or any Audit Committee member in his absence, when services are required on an expedited basis, with such pre-approval disclosed to the full Audit Committee at its next scheduled meeting. None of the fees paid to the independent registered public accounting firm under the categories “Audit Fees” and “Audit-Related Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the voting power of our common shares present in person or represented by proxy at the 2025 Annual Meeting and entitled to vote on the ratification of our independent registered public accounting firm is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2025.

☑	THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.
65 | CLF 2025 PROXY STATEMENT

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

SHAREHOLDER PROPOSALS
To be included in our proxy statement and proxy card for our 2026 Annual Meeting, a shareholder proposal must be received by us on or before December 3, 2025 (or, if the date of the 2026 Annual Meeting is more than 30 days before or after the date of the 2025 Annual Meeting, a reasonable time before we begin to print and send our proxy materials), and must comply with Rule 14a-8 under the Exchange Act.
In accordance with Rule 14a-4 under the Exchange Act, if notice of a proposal by a shareholder intended to be presented at the 2026 Annual Meeting is received by us after February 16, 2026 (or, if the date of the 2026 Annual Meeting is more than 30 days before or after the date of the 2025 Annual Meeting, such notice is not received a reasonable time before we begin to print and send our proxy materials), the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at our 2026 Annual Meeting.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for election at the 2026 Annual Meeting other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary of the 2025 Annual Meeting, which date is March 16, 2026. If the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the 2025 Annual Meeting, then any such notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.
Proposals and other items of business should be directed to the Secretary by fax to (216) 694-6509 or by mail to Secretary, Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114.
COMPANY DOCUMENTS
Cliffs’ 2024 Annual Report to Shareholders, including financial statements, is being made available to all shareholders of record as of the Record Date together with this proxy statement in satisfaction of SEC requirements. Additional copies of our proxy materials, including our 2024 Annual Report, are available upon request free of charge. To obtain copies of the proxy materials or Annual Report, please contact our Investor Relations Department to submit your request at (800) 214-0739, by email at ir@clevelandcliffs.com or visit our website at www.clevelandcliffs.com under the “Investors” section.
Pursuant to SEC regulations, the material appearing under the captions “Audit Committee Report” and “Compensation Committee Report” are not deemed to be soliciting material or filed with the SEC or subject to Regulation 14A (other than as provided therein) promulgated by the SEC or Section 18 of the Exchange Act except to the extent that we specifically incorporate this information by reference into any filing under the Securities Act of 1933 or the Exchange Act.

OTHER INFORMATION

Management does not know of any other items, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, that may properly come before the 2025 Annual Meeting or other matters incident to the conduct of the meeting. However, if any such other items shall properly come before the 2025 Annual Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.
66 | CLF 2025 PROXY STATEMENT

ANNEX A	USE OF NON-GAAP FINANCIAL MEASURES

The proxy statement contains a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Cliffs has presented Adjusted EBITDA, which is a non-GAAP financial measure. This measure is used by management, investors, lenders and other external users of our financial statements to assess our operating performance and to compare operating performance to other companies in the steel industry. In addition, management believes Adjusted EBITDA is a useful measure to assess the earnings power of the business without the impact of capital structure and can be used to assess our ability to service debt and fund future capital expenditures in the business. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding certain items such as EBITDA of noncontrolling interests, Weirton indefinite idle, arbitration decision, acquisition-related costs, changes in fair value of derivatives, net, loss on extinguishment of debt, amortization of inventory step-up, loss on currency exchange, loss on disposal of assets, goodwill impairment, and other, net. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. We provide a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, Net income (loss) in the table below.

	(In Millions)
	Year Ended December 31,
	2024	2023	2022	2021	2020
Net income (loss)	$(708)	$450	$1,376	$3,033	$(81)
Less:
Interest expense, net	(370)	(289)	(276)	(337)	(238)
Income tax benefit (expense)	235	(148)	(423)	(773)	111
Depreciation, depletion and amortization	(951)	(973)	(1,034)	(897)	(308)
Total EBITDA	$378	$1,860	$3,109	$5,040	$354

Less:
EBITDA from noncontrolling interests	$76	$83	$74	$75	$56
Weirton indefinite idle	(217)	—	—	—	—
Arbitration decision	(71)	—	—	—	—
Acquisition-related expenses and adjustments	(44)	(12)	(1)	(36)	(52)
Changes in fair value of derivatives, net	(41)	—	—	—	—
Gain (loss) on extinguishment of debt	(27)	—	(75)	(88)	130
Amortization of inventory step-up	(26)	—	—	(161)	(96)
Loss on currency exchange	(20)	—	—	—	—
Loss on disposal of assets	(16)	(15)	(22)	(15)	—
Goodwill impairment	—	(125)	—	—	—
Other, net	(16)	18	(36)	(12)	(37)
Total Adjusted EBITDA	$780	$1,911	$3,169	$5,277	$353

A-1 | CLF 2025 PROXY STATEMENT

NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

CLIFFS

CLEVELAND-CLIFFS INC.

CLEVELAND-CLIFFS INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 14, 2025 and by 11:59 P.M. ET on May 12, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLF2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 14, 2025 and by 11:59 P.M. ET on May 12, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62873-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CLEVELAND-CLIFFS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) L. Goncalves	06) S.M. Green
02) D.C. Taylor	07) R.S. Michael, III
03) J.T. Baldwin	08) B. Oren
04) R.A. Bloom	09) G. Stoliar
05) J.M. Cronin	10) A.M. Yocum

The Board of Directors recommends you vote FOR the following proposals.

	For	Against	Abstain
2. Approval, on an advisory basis, of Cleveland-Cliffs Inc.'s named executive officers' compensation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Cleveland-Cliffs Inc. to serve for the 2025 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CLIFFS

CLEVELAND-CLIFFS INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V62874-TBD

PROXY - CLEVELAND-CLIFFS INC.
NOTICE OF THE 2025 ANNUAL MEETING OF SHAREHOLDERS
PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
www.virtualshareholdermeeting.com/CLF2025

Lourenco Goncalves, Celso L. Goncalves Jr. and James D. Graham, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cleveland-Cliffs Inc. to be held on May 15, 2025 or at any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE PROXIES WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side